   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1998



                        REGISTRATION STATEMENT NO. 333-38575-01 AND 333-38575-02

================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                         PRE-EFFECTIVE AMENDMENT NO. 4



                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933


                      ADVANTA LEASING RECEIVABLES CORP. IV


                  (ISSUER OF THE SECURITIES DESCRIBED HEREIN)



               NEVADA                     1325 AIRMOTIVE WAY                     PENDING
          (JURISDICTION)                  RENO, NEVADA 89502         (I.R.S. EMPLOYER IDENTIFICATION
                                                                                   NO.)



                      ADVANTA LEASING RECEIVABLES CORP. V


                  (ISSUER OF THE SECURITIES DESCRIBED HEREIN)



               NEVADA                     1325 AIRMOTIVE WAY                     PENDING
          (JURISDICTION)                  RENO, NEVADA 89502         (I.R.S. EMPLOYER IDENTIFICATION
                                                                                   NO.)



                                    COPY TO:



                              COLE B. SILVER, ESQ.


                        ADVANTA BUSINESS SERVICES CORP.


                              1020 LAUREL OAK ROAD


                           VOORHEES, NEW JERSEY 08043

                                  609-782-7300

(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                    COPY TO:



                              CHRIS DIANGELO, ESQ.


                             DEWEY BALLANTINE, LLP


                          1301 AVENUE OF THE AMERICAS


                            NEW YORK, NEW YORK 10019



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]



    If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]



    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF SECURITIES BEING          AMOUNT TO BE          AGGREGATE            AGGREGATE            AMOUNT OF
            REGISTERED                  REGISTERED       PRICE PER UNIT(1)    OFFERING PRICE(1)   REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Advanta Equipment Receivables
  Asset-Backed Notes..............     $360,000,000             100%             $360,000,000         $109,090.80
======================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.

(2) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to Registration Statement on Form S-3, File No. 333-05433 (the "Prior Registration Statement"). $360,000,000 of the amount of securities eligible to be sold under the Prior Registration Statement shall be carried forward to this Registration Statement. A filing fee of $109,090.80 attributable to the amount being carried forward was paid with the Prior Registration Statement.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             CROSS REFERENCE SHEET

                                  TO FORM S-1



                                                                      CAPTION OR LOCATION
                 ITEM AND CAPTION IN FORM S-1                            IN PROSPECTUS
      ---------------------------------------------------  -----------------------------------------
 1.   Forepart of the Registration Statement and Outside
        Front Cover Page of Prospectus...................  Forepart of Registration Statement;
                                                           Outside Front Cover Page; Cross Reference
                                                           Sheet
 2.   Inside Front and Outside Back Cover Page of
        Prospectus.......................................  Inside Front Cover Page and Outside Back
                                                           Cover Pages of the Prospectus; Terms of
                                                           the Notes; Available Information; Table
                                                           of Contents
 3.   Summary Information, Risk Factors and Ratio of
        Earnings to Fixed Charges........................  Summary of Prospectus; Material Risks;
                                                           Certain Legal Matters Affecting the
                                                           Receivables; Prepayments and Yield
                                                           Considerations
 4.   Use of Proceeds....................................  Use of Proceeds
 5.   Determination of Offering Price....................  *
 6.   Dilution...........................................  *
 7.   Selling Security Holders...........................  *
 8.   Plan of Distribution...............................  Underwriting
 9.   Description of Securities to be Registered.........  Outside Front Cover Page; Summary of
                                                           Prospectus; Material Description of the
                                                           Notes; Federal Income Tax Considerations
10.   Interests of Named Experts and Counsel.............  Experts
11.   Material Changes...................................  *
      Information with Respect to the Registrants
      (a)  Description of Business.......................  The Issuers
      (b)  Description of Property.......................  *
      (c)  Legal Proceedings.............................  *
      (d)  Market Price of and Dividends on Registrants'
           Common Equity and Related Stockholder
           Stocks........................................  *
      (e)  Financial Statements..........................  Index to Appendices
      (f)  Selected Financial Data.......................  *
      (g)  Supplementary Financial Information...........  *
      (h)  Management's Discussion and Analysis of
           Financial Condition...........................  Management's Discussion and Analysis of
                                                           Financial Condition
      (i)   Changes in and Disagreements with Accountants
            and Financial Disclosure.....................  *
      (j)   Directors and Executive Officers.............  Directors and Executive Officers of the
                                                           Issuers
      (k)  Executive Compensation........................  *
      (l)   Security Ownership of Certain Beneficial
        Owners and Management............................  The Issuers
      (m) Certain Relationships and Related
          Transactions...................................  The Issuers
12.   Incorporation of Certain Information by
        Reference........................................  Inside Front Cover Page; Incorporation of
                                                           Certain Documents by Reference
13.   Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities...  See page II-2



---------------



* Not applicable or answer is negative.

P R O S P E C T U S
                              $

                        ADVANTA BUSINESS SERVICES CORP.,


                            ORIGINATOR AND SERVICER



            EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1998-1

                               $            % CLASS A-1 NOTES
                               $            % CLASS A-2 NOTES
                               $            % CLASS A-3 NOTES
                               $            % CLASS A-4 NOTES
                               $            % CLASS B NOTES
                               $            % CLASS C NOTES
                               ------------------

     The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1 will consist of the following classes (each, a "Class"): (i) the Class A-1 Notes (the "Class A-1 Notes"), the Class A-2 Notes (the "Class A-2 Notes"), the Class A-3 Notes (the "Class A-3 Notes") and the Class A-4 Notes (the "Class A-4 Notes" together with the Class A-1 Notes, Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), (ii) the Class B Notes (the "Class B Notes"), (iii) the Class C Notes (the "Class C Notes"); and (iv) the Class D Notes (the "Class D Notes" together with the Class A Notes and the Class B Notes, and the Class C Notes, the "Notes"). The Class B Notes, the Class C Notes and the Class D Notes are subordinate to the Class A Notes; the Class D Notes and the Class C Notes are subordinate to the Class B Notes and the Class D Notes are subordinate to the Class C Notes. The Class A Notes, the Class B Notes and the Class C Notes are sometimes referred to collectively as the "Offered Notes". The Class D Notes are not being offered hereby.

     The Notes will represent asset-backed debt obligations of Advanta Leasing Receivables Corp. IV ("ALRC IV") and Advanta Leasing Receivables Corp. V ("ALRC V"), as joint and several obligors (the "Issuers"). The Contracts were originated or acquired by Advanta Business Services Corp. ("ABS" or the "Originator"). The Issuers will establish a trust estate with respect to the Notes (the "Trust Estate") with The Chase Manhattan Bank, as trustee (the "Trustee"). The Trust Estate will consist primarily of (x) a combination of leases (including, but not limited to, finance leases, true leases and full
                                                  (cover continued on next page)
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "MATERIAL RISKS"
    COMMENCING ON PAGE 20 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.
THE NOTES WILL NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF ADVANTA BUSINESS
    SERVICES CORP., ADVANTA CORP. OR ANY OF THEIR AFFILIATES, OTHER THAN THE ISSUERS, NOR WILL THE NOTES BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY
                            OR BY ANY OTHER PERSON.
================================================================================

                                                    INITIAL PUBLIC                        PROCEEDS TO
                                                    OFFERING PRICE   UNDERWRITING(1)      ISSUERS(2)
----------------------------------------------------------------------------------------------------------
Per Class A-1 Equipment Receivables Asset-Backed
  Note
----------------------------------------------------------------------------------------------------------
Per Class A-2 Equipment Receivables Asset-Backed
  Note
----------------------------------------------------------------------------------------------------------
Per Class A-3 Equipment Receivables Asset-Backed
  Note
----------------------------------------------------------------------------------------------------------
Per Class A-4 Equipment Receivables Asset-Backed
  Note
----------------------------------------------------------------------------------------------------------
Per Class B Equipment Receivables Asset-Backed Note
----------------------------------------------------------------------------------------------------------
Per Class C Equipment Receivables Asset-Backed Note
----------------------------------------------------------------------------------------------------------
Total
==========================================================================================================

   (1) The Originator has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
   (2) Before deducting expenses estimated to be $        .
                               ------------------


     The Offered Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, S.A. or
the Euroclear System on or about March   , 1998.

                               ------------------

                              SALOMON SMITH BARNEY


               The date of this Prospectus is February   , 1998.

                                                          (cover page continued)

payout leases), loans, contracts and promissory notes financing the purchase or lease of a variety of commercial assets, commercial products or personal property used exclusively for commercial purposes, which will primarily consist of "small-ticket" office equipment items for businesses, including, without limitation, computers, copy machines, facsimile machines, telephones, alarm systems, and similar items, certain monies relating thereto received after the Cut-Off Date (the "Contracts"), certain interests in the underlying equipment, items, intangibles or property relating to the Contracts (the "Equipment," and together with the Contracts, and including certain other property appurtenant thereto, the "Receivables") and (y) a Reserve Account. Residual Receipts will be included in the Trust Estate subject to a maximum level described herein.


     Payments of principal and interest to the holders of the Class A Notes (the "Class A Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class B Notes, the subordination of the Class C Notes, the subordination of the Class D Notes, the Residual Interest, funds on deposit in the Reserve Account, and amounts on deposit in certain other accounts, if any. The holders of the Class B Notes (the "Class B Noteholders") will have the benefit of limited credit support consisting of the subordination of the Class C Notes, the Class D Notes and the Residual Interest, together with funds on deposit in the Reserve Account, and amounts on deposit in certain other accounts, if any. The holders of the Class C Notes (the "Class C Noteholders" together with the Class A Noteholders and the Class B Noteholders, the "Noteholders") will have the benefit of limited credit support in the form of the subordination of the Class D Notes, the Residual Interest, funds on deposit in the Reserve Account, and amounts on deposit in certain other accounts, if any. Capitalized terms used herein will have the meanings ascribed to such terms herein. The pages on which terms are defined are set forth on the Index of Terms contained herein.


     Principal and interest will be paid to the Noteholders monthly on the 15th day (or the next succeeding Business Day if such 15th day is not a Business Day) of each month (each, a "Payment Date"), commencing, with respect to interest, on March 15, 1998, and commencing, with respect to principal, on the Amortization Date (as defined herein), as further described herein.


     Pursuant to the terms of the Contribution Agreement the Originator will agree to use its best efforts to transfer to the Issuers additional qualifying Contracts and the related Equipment, and the Issuers will agree to add such Contracts and interests certain in the related Equipment to the Trust Estate, during the period from and including the Closing Date to and including the December 1998 Payment Date (the first Payment Date on which principal is scheduled to be paid, thus being the December 1998 Payment Date, hereinafter the "Stated Amortization Date"), or, if a Required Amortization Event (as defined herein) occurs with respect to a Payment Date prior to the Stated Amortization Date, such earlier Payment Date (the earlier to occur of the Stated Amortization Date or such earlier date, the "Amortization Date") (such period being the "Interest-Only Period").


     The stated maturity date with respect to the Notes is the Payment Date in
       ,     (the "Stated Maturity Date"). However, if all payments on the
Contracts are made as scheduled, final payment with respect to the Notes would occur prior to the Stated Maturity Date and it is expected that the Notes will mature prior to the Stated Maturity Date. See "Summary of Terms--Expected Maturity; Stated Maturity Date" herein.


     The Issuers will have the option, subject to certain conditions, to redeem all, but not less than all of the Notes of all Classes and thereby cause early repayment of the Notes as of any Payment Date on which the Aggregate Contract Principal Balance is less than or equal to 10% of the Original Aggregate Contract Principal Balance (as defined herein). In addition, the Issuers will have the option, subject to certain conditions, to redeem the Class A-3 Notes on any Payment Date. The Issuers will give notice of any such redemption to the Trustee at least 30 days before the Payment Date fixed for such redemption. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes so called for redemption and all accrued and unpaid interest thereon, and, in the event of a Class A-3 Special Redemption, the Class A-3 Special Redemption Premium. See "Description of the Notes -- Redemption."


     The Offered Notes are being offered pursuant to this Prospectus. Sales of the Offered Notes may not be consummated unless the purchaser has received this Prospectus.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED NOTES, INCLUDING PURCHASES OF OFFERED NOTES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" HEREIN.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Notes. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov pursuant to
Item 502(a)under Regulation S-K as recently amended in SEC Release No. 33-7289 (May 9,1996). The Issuers will file with the Commission such periodic reports with respect to the Notes as are required under the Securities Exchange Act of 1934,as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

                             REPORTS TO NOTEHOLDERS

     During such time as the Offered Notes remain in book-entry form, any quarterly and annual reports containing information concerning the Offered Notes and required to be filed with the Commission will be sent to Cede & Co. ("Cede"), as nominee of The Depository-Trust Company ("DTC"), the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Offered Notes pursuant to the Indenture. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Offered Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Appendix I -- Book Entry Registration." However, such reports will not be sent directly to each beneficial owner while the Offered Notes are in book-entry form. Upon the issuance of fully registered, certificated Offered Notes, such reports will be sent directly to each Offered Noteholder. Such reports will be prepared in accordance with generally accepted accounting principles.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "index of terms."

Issuers.......................   Advanta Leasing Receivables Corp. IV ("ALRC
                                 IV") and Advanta Leasing Receivables Corp. V
                                 ("ALRC V") will be joint and several obligors with respect to the Notes.

Originator and Servicer.......   Advanta Business Services Corp ("ABS" or the
                                 "Originator," or, in its capacity as servicer, the "Servicer"), a Delaware corporation.

Trustee.......................   The Chase Manhattan Bank (the "Trustee"). The
                                 Trustee's offices are located at 450 West 33rd
                                 Street, New York, New York 10001.

Securities Offered............   $          aggregate principal amount of     %
                                 Class A-1 Equipment Receivables Asset-Backed
                                 Notes, Series 1998-1, (the "Class A-1 Notes"),
                                 $          aggregate principal amount of      %
                                 Class A-2 Equipment Receivables Asset-Backed
                                 Notes, Series 1998-1 (the "Class A-2 Notes"),
                                 $          aggregate principal amount of %
                                 Class A-3 Equipment Receivables Asset-Backed
                                 Notes, Series 1998-1 (the "Class A-3 Notes");
                                 $          aggregate principal amount of     %
                                 Class A-4 Equipment Receivables Asset-Backed
                                 Notes, Series 1998-1 (the "Class A-4 Notes"
                                 together with the Class A-1 Notes, Class A-2
                                 Notes and the Class A-3 Notes, the "Class A
                                 Notes"); $          aggregate principal amount
                                 of     % Class B Equipment Receivables Asset-
                                 Backed Notes, Series 1998-1 (the "Class B
                                 Notes") and $          aggregate principal
                                 amount of     % Class C Equipment Receivables
                                 Asset-Backed Notes, Series 1998-1 (the "Class C
                                 Notes"; together with the Class A Notes and the
                                 Class B Notes, the "Offered Notes") and
                                 $          aggregate principal amount of     %
                                 Class D Equipment Receivables Assets-Backed
                                 Notes, Series 1998-1 (the "Class D Notes", and together with the Offered Notes, the "Notes").
                                 The Class D Notes are not being offered hereby.


                                 The combined aggregate principal amount of the Offered Notes will represent [96.00]% of the Original Aggregate Contract Principal Balance. The original principal balance of the Class D Notes represents [4.00]% of the Original Aggregate Contract Principal Balance. Except as otherwise noted herein, the Contract Principal Balances set forth herein are based upon the Statistical Discount Rate (defined herein).


"Senior-Subordinate"
Nature of the Notes...........   The Notes are being issued in accordance with a
                                 "senior-subordinate" structure, such that the
                                 Class B Notes, Class C Notes and Class D Notes are subordinate in payment priority to the Class A Notes, the Class C Notes and Class D
                                 Notes are subordinate in priority to the Class
                                 A Notes and the Class B Notes and the Class D
                                 Notes are subordinate to the Class A Notes, the Class B Notes and the Class C Notes. The
                                 Residual Interest is subordinate to all Classes of Notes. Losses and delinquencies experienced by the Receivables will first, impact the Residual

                                 Interest; second, the Class D Noteholders;
                                 third, the Class C Noteholders; fourth, the Class B Noteholders; and fifth, impact the Class A Noteholders. See "Description of the Notes" herein.


                                 In addition to the subordination provisions of the Notes, the Reserve Account and the Residual Account will provide additional protection for the Offered Notes, as described below.


Closing Date..................   On or about March   , 1998 (the "Closing
                                 Date").

Cut-Off Date..................   The opening of business on February 1, 1998
                                 (the "Cut-Off Date").

Calculation Date..............   With respect to any Collection Period, the
                                 close of business on the last day of such Collection Period is the "Calculation Date".
                                 Contract Principal Balances with respect to a Payment Date shall be calculated on the Calculation Date.

Business Day..................   Any day other than a Saturday or a Sunday, or
                                 other day on which banks in the State of New
                                 Jersey, City of New York or Delaware are required, or authorized by law, to close (each such day, a "Business Day").

Denominations.................   The Offered Notes will be issued in minimum
                                 denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one
                                 Note of each Class may be issued in another denomination.

Interest Rates................        % per annum on the Class A-1 Notes (the
                                 "Class A-1 Interest Rate"),     % per annum on
                                 the Class A-2 Notes (the "Class A-2 Interest
                                 Rate"),     % per annum on the Class A-3 Notes
                                 (the "Class A-3 Interest Rate"),     % per
                                 annum on the Class A-4 Notes (the "Class A-4
                                 Interest Rate"),     % per annum on the Class B
                                 Notes (the "Class B Interest Rate")     % per
                                 annum on the Class C Notes (the "Class C
                                 Interest Rate") calculated in each case on the basis of a year of 360 days comprised of twelve 30-day months. With respect to any particular Class, the "Interest Rate" refers to the applicable rate indicated in the immediately preceding sentence. The Class D Notes are a subordinated "principal-only" Class of Notes which do not bear interest.

Initial Principal Balances....   $          for the Class A-1 Notes (the "Class
                                 A-1 Initial Principal Balance"), $          for
                                 the Class A-2 Notes (the "Class A-2 Initial
                                 Principal Balance"), $          for the Class
                                 A-3 Notes (the "Class A-3 Initial Principal
                                 Balance"), $          for the Class A-4 Notes,
                                 (the "Class A-4 Initial Principal Balance",
                                 together with the Class A-1 Initial Principal
                                 Balance, the Class A-2 Initial Principal
                                 Balance and the Class A-3 Initial Principal
                                 Balance, the "Class A Initial Principal
                                 Balance"), $          for the Class B Notes
                                 (the "Class B Initial Principal Balance"),
                                 $          for the Class C Notes (the "Class C
                                 Initial Principal Balance"), and $          for
                                 the Class D Principal Balance (the "Class D
                                 Initial Principal Balance"). See "Description of the Notes."

Discounted Present
Value of the Contracts........   On any date of calculation with respect to a
                                 Contract, the present value of the Scheduled
                                 Payments to become due with respect to such
                                 Contract on and after such date of calculation
                                 (but in any event prior to           ),
                                 together with all Scheduled Payments previously due and unpaid which were not the subject of a Servicer Advance as of such date, discounted monthly to the Calculation Date immediately prior to such date of calculation (or to such date of calculation if such date of calculation is a Calculation Date) at one-twelfth of the Actual Discount Rate is the "Contract Principal
                                 Balance" of such Contract, except that a Defaulted Contract has a Contract Principal
                                 Balance of $0.

                                 The "Actual Discount Rate" is the sum of (i) the weighted average (as of the Closing Date) of the Class A-4 Interest Rate, the Class B Interest Rate and the Class C Interest Rate and
                                 (ii) the Servicer Fee Percentage (as defined herein).

                                 The "Scheduled Payments" with respect to any Contract are the stated periodic rental payments (exclusive of any amounts in respect of insurance or taxes) set forth in such Contract due from the related obligor (such obligor, a "User"), together with any Final Contract Payment applicable thereto.

                                 "Aggregate Contract Principal Balance" means, with respect to any Payment Date, the aggregate Contract Principal Balance of all Contracts in the Trust Estate as of the related Calculation Date.

Expected Maturity Dates;
Stated Maturity Date..........   The expected maturity dates with respect to the
                                 Class A-1 Notes, Class A-2 Notes, Class A-3
                                 Notes, the Class A-4 Notes, Class B Notes and
                                 the Class C Notes are the Payment Dates in
                                        ,        ,        ,        , and
                                 respectively. The stated maturity date with
                                 respect to the Notes will be the Payment Date
                                 in      (the "Stated Maturity Date"). However,
                                 if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to the Stated Maturity
                                 Date.

Limited Obligations;
Asset-Backed Debt.............   The Notes will represent obligations solely of
                                 the Issuers and are secured solely by the Trust
                                 Estate To the extent that the Issuers own other property, neither such other property nor any proceeds thereof will be available to fund payments on the Notes.

Trust Estate..................   The assets pledged to the Trustee to secure the
                                 Notes will consist of, initially, (i) all Scheduled Payments due on or after the Cut-Off
                                 Date with respect to a pool consisting of a combination of leases (including, but not limited to, finance leases, true leases and full payout leases), loans, contracts and promissory notes financing the purchase or lease of a variety of commercial assets, commercial products or personal property used exclusively for commercial purposes
                                 (collectively, the "Initial Contracts"), together with such Initial Contracts themselves and, certain other property appurtenant thereto, (ii) certain interests in the Equipment (and certain proceeds (including net insurance proceeds) thereof) relating to the Initial Contracts (the "Initial Property"),
                                 (iii) funds on
                                 deposit in the Reserve Account and certain other accounts held by the Trustee and (iv) the rights of the Originator under any applicable agreements (such as broker, vendor or purchase agreements) pursuant to which the Originator acquired the Contracts. Thereafter, in accordance with the "Interest-Only" feature of the Notes, Additional Property may be pledged to the Trustee to secure the Notes. The Initial
                                 Contracts, together with any Additional
                                 Contracts are referred to as the "Contracts" and the Initial Equipment, together with any Additional Equipment is referred to as the "Equipment." The Contracts, together with certain interests in the related Equipment and other property appurtenant thereto, are collectively referred to as the "Receivables."
                                 To facilitate servicing, the Servicer will retain possession of the Contracts and the related Contract Files and will hold such Contract Files in accordance with the provisions of the Indenture, subject to the interests of the Trustee and the Noteholders.
                                 "Contract Files" shall mean, with respect to each Contract, the following documents: (i) the executed original counterparts of the Contract that constitute "chattel paper" for purposes of Sections 9-105(1)(b) and 9-305 of the Uniform
                                 Commercial Code (the "UCC"); (ii) copies of all documents, if any, that the Originator or the Servicer keeps on file in accordance with the Originator's or Servicer's customary procedures; and (iii) copies (together with all amendments, assignments and continuations thereof) of all UCC financing statements filed with respect to the Contracts, identifying the User as debtor and the Originator as secured party, if any.


                                 On each Payment Date prior to the Amortization Date, to the extent necessary, (i) all amounts remaining on deposit in the Collection Account after making certain payments as described herein and (ii) all amounts on deposit in the Additional Property Funding Account, if any, will be disbursed by the Trustee to the Issuers, to the extent described in "Flow of Funds" herein, in consideration of the Issuers' pledge to the Trustee of Additional Property relating to Additional Contracts having an aggregate Contract Principal Balance on the related Cut-Off Date equal as nearly as practicable to such amounts. On each Payment Date commencing with the Amortization Date, principal is required to be paid to the Noteholders, as described herein.


                                 The Issuers' reversionary rights to the Trust Estate, to the extent that the proceeds thereof are not required to be applied to the payment of the Notes, is the "Residual Interest." As of any date of determination, the "Principal Balance" of the Residual Interest is equal to the excess of (x) the Aggregate Contract Principal Balance over (y) the Outstanding Principal Balances of all Classes of the Notes. Pursuant to the Master Contribution Agreement, dated as of May 1, 1997, together with various supplements thereto (together, the "Contribution Agreement"). The Issuers will acquire their rights on the Contracts and the Equipment either from the Originator directly (pursuant to the Contribution Agreement) or pursuant to one or more Sale Agreements between an Issuer and one or more affiliates of the Originator (such Sale Agreements and the Contribution Agreement, together, the "Receivables Transfer

                                 Agreement"). The Originator, as an originator, will make certain representations and warranties with respect to, among other things, the Equipment and the Contracts, which representations and warranties will be assigned to the Trustee under the Indenture.


Required Amortization Event...   The earliest to occur of any of the following:
                                 (i) the occurrence of an Events of Servicer
                                 Termination" or an Events of Default (as defined herein), (ii) the amount on deposit in the Additional Property Funding Account exceeds
                                 $3,000,000, (iii) the bankruptcy of the
                                 Servicer or either of the Issuers, (iv) as of any Calculation Date, the ratio of the Aggregate Contract Balance of Delinquent
                                 Contracts which are 31 days or more delinquent to the aggregate Contract Balance, exceeds
                                 11.50%, (v) as of any Calculation Date, the 3 month average ratio of the aggregate Contract
                                 Principal Balance of all Contracts which become
                                 Defaulted Contracts to the Aggregate Contract
                                 Principal Balance, exceeds 3.75%, (vi) the amount on deposit in the Reserve Account falls below the level of the Reserve Account Initial
                                 Deposit or (vii) the percentage equivalent of a fraction, the numerator of which is the Outstanding Principal Balance of the Offered
                                 Notes (after taking into account all payments of principal to be made on such Payment Date, but prior to taking into account any allocation of the Senior Allocated Loss Amount, if any, for such Payment Date) and the denominator of which is the sum of the Aggregate Contract
                                 Principal Balances as of the related
                                 Calculation Date, plus the amount on deposit in the Reserve Account and on the Additional
                                 Property Funding Account at the end of such Payment Date exceeds 96.00% (a "Required
                                 Amortization Event"). As used in clause (iv) above, and elsewhere herein, the term "Contract
                                 Balance" means, with respect to a Contract, as of any date, the aggregate un-discounted amount of all remaining Scheduled Payments. The
                                 "Aggregate Contract Balance" is, as of any date, the sum of the Contract Balances as of the prior Calculation Date.



Determination Date............   The third Business Day prior to each Payment
                                 Date. On such date (each, a "Determination
                                 Date"), the Servicer will determine the amount of payments received on the Contracts in respect of the immediately preceding calendar month (each such period, a "Collection Period") which will be available for distribution on the Payment Date. See generally "Description of the
                                 Notes."



Payment Dates.................   Payments on the Notes will be made on the 15th
                                 day of each month (or if such day is not a Business Day, the next succeeding Business
                                 Day), commencing on March 16, 1998 (each, a
                                 "Payment Date"), to holders of record on the last day of the immediately preceding calendar month (or, in the case of the initial Payment
                                 Date, as of the Closing Date) (each, a "Record
                                 Date"). See "Description of the
                                 Notes -- Payment Date."


Interest Payments.............   On each Payment Date, the interest due (the
                                 "Interest Payments") with respect to each Class of Notes since the last Payment Date, or in the case of the first Payment Date, since the Closing Date will be the interest that has accrued on such Notes since the last Payment
                                 Date, (each such period, an "Interest Accrual
                                 Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding
                                 Principal Balance") of the Notes of each Class, after giving effect to payments of principal on the preceding Payment Date (such amount for the Class A Notes, the "Class A Note Interest," for the Class B Notes, the "Class B Note Interest", and for the Class C Notes, the "Class C Note
                                 Interest"). In addition, on each Payment Date, any Interest Payment shortfalls for any prior
                                 Payment Date shall accrue and be due to
                                 Noteholders (such Interest Payment shortfalls on the Class A Notes, the "Class A Overdue
                                 Interest," the Class B Notes, the "Class B
                                 Overdue Interest" and the Class C Notes, "Class
                                 C Overdue Interest"). See "Description of the
                                 Notes -- General" and "Distributions on Notes."

Interest-Only Period..........   As described above under "The Trust Estate" and
                                 as described below under "Flow of Funds," from time to time the Issuers may pledge Additional
                                 Property to the Trustee. The Indenture provides that until the Amortization Date, amounts which would otherwise be paid as principal to the holders of the Notes will be released to the Issuers in consideration of the Issuers' pledge to the Trustee, for the benefit of the Noteholders, of Additional Property, with the result that the Noteholders will receive payments of interest only, and no payments of principal, on each Payment Date prior to and including the November 1998 Payment Date. See
                                 "Description of the Notes" and "Prepayment and Yield Considerations" herein.

Principal Payments............   Unless a Required Amortization Event occurs
                                 earlier, the Noteholders will receive no principal payments until the December 1998
                                 Payment Date. For each Payment Date during the
                                 Amortization Period, the Notes of each Class will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "-- Flow of Funds."

                                 On each Payment Date during the Amortization
                                 Period, to the extent funds are available therefor, the principal will be paid to the Noteholders in the following priority: (a) to the Class A Noteholders only (in "sequential-pay" fashion to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in that order), until the Outstanding Principal Balance on the Class A Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class B Noteholders, until the Outstanding Principal Balance on the Class B Notes has been reduced to zero, the Class B Principal Payment, (c) to the Class C Noteholders, the Class C Principal Payment and, following the funding to the Reserve Account to its required level and (d) to the Class D Noteholders, the Class D Principal Payment until the Outstanding Principal Balance on the Class D Notes has been reduced to zero.

                                 The Indenture provides that if the Class A-3
                                 Notes are redeemed pursuant to a Class A-3
                                 Special Redemption the Class A-3 Notes will be deemed to have been repurchased by the Issuers. In such event, the Issuers will be entitled to receive payments of principal and interest on the Class A-3 Notes, and the Class A-3 Outstanding Principal Balance will thereafter continue to amortize in the

                                 "sequential-pay" structure described herein. As a result of such provisions, if the Class A-3 Notes had previously been redeemed, the Class A-4 Notes will begin receiving Principal Payments on the same Payment Date as they would have had the Class A-3 Notes not previously been redeemed.

                                 In addition, on each Payment Date, any
                                 Principal Payment shortfalls for any prior
                                 Payment Date shall accrue and be due to the related Noteholders (such Principal Payment shortfalls on the Class A-1 Notes, the "Class A-1 Overdue Principal," the Class A-2 Notes, the "Class A-2 Overdue Principal," the Class A-3 Notes, the "Class A-3 Overdue Principal," the Class A-4 Notes, the "Class A-4 Overdue Principal," the Class B Notes, the "Class B Overdue Principal," the Class C Notes, the "Class C Overdue Principal" and the Class D Notes, the "Class D Overdue Principal") on subsequent Payment Dates.

                                 The "Class A Principal Payment" is, with respect to any Payment Date, the excess of (x) the aggregate Outstanding Principal Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the Class A Target Investor Principal Amount and
                                 (B) the excess of (1) the Aggregate Contract
                                 Principal Balance as of the last day of the related Collection Period over (2) the Class D Floor.

                                 The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

                                 The "Class B Principal Payment" is, with respect to any Payment Date, the excess of (x) the aggregate Outstanding Principal Balance of the Class B Notes immediately prior to such Payment Date over (y) the lesser of (A) the Class B Target Investor Principal Amount and
                                 (B) the excess of (1) the Aggregate Contract
                                 Principal Balance as of the last day of the related Collection Period over (2) the Class D Floor.

                                 The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

                                 The "Class C Principal Payment" is, with respect to any Payment Date, the excess of (x) the aggregate Outstanding Principal Balance of the Class C Notes immediately prior to such Payment Date over (y) the lesser of (A) the Class C Target Investor Principal Amount and
                                 (B) the excess of (1) the Aggregate Contract
                                 Principal Balance as of the last day of the related Collection Period over (2) the Class D Floor.

                                 The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

                                 The "Class D Floor" with respect to each Payment Date means (a) 3.50% of the Aggregate Contract Principal Balance, plus, (b) the Cumulative Loss Amount on the immediately preceding Payment Date, minus (c) the lesser of
                                 (1) the Reserve Account Floor and (2) the amount on deposit in the Reserve Account at the opening of business on such Payment Date.



                                 The "Class D Principal Payment" is the amount necessary to reduce the Outstanding Principal balance of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor, provided, however, that upon the payment of the aggregate Outstanding Principal Balance of the Offered Notes has been reduced to zero, the Class D Principal Payment shall equal to excess of (x) the Aggregate Contract Principal Balance as of the second preceding Calculation Date over (y) the sum of
                                 (A) the Aggregate Contract Principal Balance as of the preceding Calculation Date, plus, (B) the sum of the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment on such Payment Date.


                                 The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.


                                 The "Class A Percentage" is 88.32%; the "Class B Percentage" is 5.05%, the "Class C Percentage" is 2.03% and the "Class D Percentage" is 4.00%.



                                 The "Cumulative Loss Amount" means, with respect to each Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Principal Balance of the Offered Notes after giving effect to all payments on such Payment Date, over (b) the Aggregate Contract Principal Balance as of the related Calculation Date.



The Contracts and the
Equipment.....................   The statistical information presented in this
                                 Prospectus concerning the Initial Contracts as
                                 of the Cut-Off Date has been calculated using
                                 an assumed discount rate of 6.95% per annum
                                 (the "Statistical Discount Rate"). The
                                 Aggregate Contract Principal Balance of the
                                 Initial Contracts as of the Cut-Off Date is
                                 $368,577,602.40 using the Statistical Discount
                                 Rate. The Aggregate Contract Principal Balance
                                 of the Initial Contracts as of the Cut-Off Date
                                 is $          using the Actual Discount Rate
                                 (the "Original Aggregate Contract Principal
                                 Balance"). The statistical distribution of such characteristics of the Initial Contract as of the Cut-Off Date using the Actual Discount Rate may vary somewhat from the statistical distribution of such characteristics of the Initial Contracts as of the Cut-Off Date using the Statistical Discount Rate as presented in this Prospectus, although such variance will not be material. In addition, certain Initial
                                 Contracts included in the statistical
                                 information included herein may be determined not to meet the eligibility requirements for the final pool. As a result, the statistical distribution of characteristics as of the Closing Date for the final Contract pool may vary somewhat from the statistical distribution of such characteristics as presented in this Prospectus, although such variance will not be material.

                                 Unless otherwise noted, all statistical
                                 percentages in this Prospectus are measured by the Aggregate Contract Principal Balance of the Initial Contracts as of the Cut-Off Date using the Statistical Discount Rate.

                                 The Initial Contracts consist or, in the case of the Additional Contracts, will consist, of
                                 (i) transactions originated by the Originator, agents of the Originator, vendors or brokers in the name of the Originator and (ii) transactions acquired by the Originator from third parties and underwritten by the Originator in the same manner as Contracts originated by the Originator. Generally, a User does not have the right to prepay its obligations under its Contract if such Contract is a lease in form; Contracts which are loans in form generally are prepayable. However, pursuant to the terms of the Indenture, the Servicer may only allow prepayment by a User with respect to a Contract of an amount not less than the Prepayment Amount related thereto. The "Prepayment Amount" is defined to mean, with respect to a Contract, as of any date, the sum of (a) the Contract Principal Balance of such Contract (without deduction for any security deposit paid by the related User, unless such security deposit has been applied to the Contract Principal Balance pursuant to the Servicer's credit and collection policy and deposited into the Collection Account) plus (b) the product of the Contract Principal Balance and one-twelfth of the Actual Discount Rate plus (c), provided that the Residual Cap Amount has not yet been reached, the residual value, if any, of the related Equipment, as reflected on the Servicer's servicing system. Prepayment Amounts will be deposited in the Collection Account as Available Funds.

                                 Generally, the Contracts in the form of a lease are on a "net" basis (i.e., the User assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and insurance). Generally, the Contracts that are in the form of a lease also contain provisions which unconditionally obligate the User to make all Scheduled Payments and any Final Contract Payment thereunder.

                                 The Initial Contracts and related Equipment have been selected from the Originator's portfolio of leases, loans and other contracts based on the criteria specified in the Receivables Transfer Agreement and any Additional Equipment and Additional Contracts must conform to such criteria at the time of the pledge of such Additional Equipment and Additional Contracts to the Trustee, for the benefit of the Noteholders.

Affirmative Covenants.........   The Originator will covenant and agree in the
                                 Contribution Agreement, among other things, that during the Interest-Only Period, (i) the Originator will remain in the business of originating and purchasing equipment and related leases, loans, and other contracts substantially similar to the Initial Equipment and Initial Contracts, (ii) the Originator will use its best efforts to originate and purchase such equipment and related leases, loans and other contracts in a quantity no less than the cumulative amount during the Interest-Only
                                 Period of (a) amounts remaining on deposit in the Collection Account after making certain payments as described herein and (b) amounts on deposit in the Additional Property Funding
                                 Account, and (iii) the Originator will not sell, or enter into agreements to sell, such equipment or related leases, loans and other contracts to others in a manner which would materially and adversely affect the
                                 Originator's ability to perform its obligations under the Contribution Agreement, to make available Additional Contracts for conveyance to the Issuers and further pledge by the Issuers to the Trustee.



The Indenture.................   The Notes are to be issued pursuant to, and are
                                 to be in such form, bear interest and be payable on such terms as are prescribed in the Master Business Receivables Asset-Backed
                                 Financing Facility, dated as of May 1, 1997, by and among the Servicer, Advanta Leasing
                                 Receivables Corp. III and the Trustee, and a Supplement thereto dated as of February 1, 1998
                                 (the "Indenture").



"Clean-Up Call" Redemption....   The Issuers will have the option, subject to
                                 certain conditions, to redeem all, but not less than all, of the Notes of all Classes as of any Payment Date on which the Aggregate Contract
                                 Principal Balance (after giving effect to the payment of principal on such Payment Date) is less than or equal to 10% of the Original
                                 Aggregate Contract Principal Balance. The
                                 Issuers will give notice of such redemption to the Trustee at least 30 days before the Payment
                                 Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount of the Notes so called for redemption and all accrued and unpaid interest as of the Payment Date fixed for redemption.
                                 See "Description of the Notes -- Redemption."



Class A-3 Special
Redemption....................   The Class A-3 Notes may be redeemed (a "Class
                                 A-3 Special Redemption") on any Payment Date, at a price equal to the sum of (i) the then
                                 Class A-3 Principal Balance, accrued and unpaid interest thereon, and (ii) the Class A-3
                                 Special Redemption Premium. The Class A-3
                                 Special Redemption-Premium is payable only in the event that the Issuers exercise the Class
                                 A-3 Special Redemption and not in the event of a "clean-up call" redemption.



                                 The "Class A-3 Special Redemption Premium" shall equal the excess, if any, discounted as described below, of (a) the amount of interest that would accrue on the aggregate Outstanding Principal Balance of the Class A-3 Notes at the Class A-3 Interest Rate during the period commencing on and including the Payment Date on which such Class A-3 Special Redemption Premium is required to be paid to the Class A-3 Noteholders to but excluding the [insert Class A-3 expected maturity date], over (b) the amount of interest that would have accrued on the aggregate Outstanding Principal Balance of the Class A-3 Notes over the same period at a rate per annum of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date on the [insert benchmark Treasury for Class A-3 Note]. Such excess shall be discounted to the present value to such Payment Date at the applicable yield described in clause (b) above.


                                 The Indenture provides that if the Class A-3
                                 Notes are redeemed pursuant to a Class A-3
                                 Special Redemption the Class A-3 Notes will be deemed to have been repurchased by the Issuers. In such event, the Issuers will be entitled to receive payments of principal and interest on the Class A-3 Notes and the Class A-3 Outstanding Principal Balance will thereafter continue to amortize in the "sequential-pay" structure described herein. As a result of such provisions, if the Class A-3 Notes had previously been redeemed, the Class A-4 Notes will begin receiving Principal Payments on the same Payment Date as they would have had the Class A-3 Notes not previously been redeemed. As a result of such provisions, if the Class A-3 Notes had previously been redeemed, the Class A-4 Notes will begin receiving Principal Payments on the same Payment Date as they would have had the Class A-3 Notes not previously been redeemed.

Flow of Funds.................   The Indenture will require that the Trustee
                                 establish an account (the "Collection Account") and that the Servicer deposit to the Collection
                                 Account (or the Advance Payment Account, as described herein), all collections or receipts received by the Servicer on the Contracts no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment. The following discussion makes use of a number of terms defined below under "Description of the Notes -- Flow of Funds."

                                 On each Payment Date prior to the Amortization Date, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account and, with respect to paragraph (vi), from amounts on deposit in the Additional Property Funding Account, in the following order of priority:

                                   (i) from the Available Funds, to the
                                 Servicer, any unrecoverable Servicer Advances;

                                   (ii) from the Available Funds then remaining
                                 in the Collection Account, to the Servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                   (iii) from the Available Funds then remaining
                                 in the Collection Account, to the Class A
                                 Noteholders, the Class A Note Interest and
                                 Class A Overdue Interest for the related
                                 Interest Accrual Period; pari passu with respect to each Class of Class A Notes;

                                   (iv) from the Available Funds then remaining
                                 in the Collection Account, to the Class B
                                 Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Period;

                                   (v) from the Available Funds then remaining
                                 in the Collection Account, to the Class C
                                 Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

                                   (vi) from the sum of (x) the Available Funds
                                 then remaining in the Collection Account, and
                                 (y) the amount then on deposit in the
                                 Additional Property Funding Account (such sum, the "Available Additional Property Funding Amount"), as follows:


                                      (A) to the Issuers, an amount equal to the
                                 least of:



                                        (i) the Available Additional Property
                                 Funding Amount;



                                        (ii) the sum of (a) the excess of (x)
                                 the Aggregate Contract Principal Balance as of the second preceding Calculation Date over the Aggregate Contract Principal Balance as of the preceding Calculation Date plus (b) the amount on deposit in the Additional Property Funding Account at the opening of business on such Payment Date (such sum, the "Additional Property Funding Requirement" for such Payment
                                 Date); and



                                        (iii) the Aggregate Contract Principal
                                 Balances of all Additional Contracts actually pledged to the Trustee on such Payment Date; and


                                      (B) to the Additional Property Funding
                                 Account, the lesser of:


                                        (i) the excess, if any, (x) the
                                 Additional Property Funding Requirement for such Payment Date over (y) the amount described in clause (A)(iii) above; and


                                        (ii) the remaining Available Additional
                                 Property Funding Amount;

                                        (vii) On and after each Payment Date
                                 after the Reserve Account Funding Date, from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                        (viii) from the Available Funds then
                                 remaining in the Collection Account to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                                        (ix) upon the occurrence and continuance
                                 of a Residual Event (as defined in the
                                 Indenture), the lesser of (A) the remaining
                                 Available Funds and (B) the aggregate amount of Residual Receipts originally included in the Available Funds for such Payment Date will be deposited to the Residual Account;

                                        (x) from the Closing Date until the
                                 Reserve Account Funding Date, the Servicing Fee otherwise payable to ABS shall be deposited to the Reserve Account;

                                        (xi) to ABS, the amount of any Servicing
                                 Fee previously due to it but deposited to the Reserve Account; and

                                        (xii) to the Issuers, as the holders of
                                 the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

                                 On the Payment Date which is also the
                                 Amortization Date and on each Payment Date thereafter (such period being the "Amortization Period"), the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

                                   (i) from the Available Funds, to the
                                 Servicer, any unrecoverable Servicer Advances;

                                   (ii) from the Available Funds then remaining
                                 in the Collection Account, to the Servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                   (iii) from the Available Funds then remaining
                                 in the Collection Account, to the Class A
                                 Noteholders, the Class A Note Interest and
                                 Class A Overdue Interest for the related
                                 Interest Accrual Period, pari passu with respect to each Class of Class A Notes;

                                   (iv) from the Available Funds then remaining
                                 in the Collection Account, to the Class B
                                 Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Period;

                                   (v) from the Available Funds then remaining
                                 in the Collection Account, to the Class C
                                 Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

                                   (vi) until the Class A Principal Amount has
                                 been reduced to zero, from the Available Funds then remaining in the Collection Account, the Class A Principal Payment and the Class A Overdue Principal;

                                   (vii) until the Class B Principal Balance has
                                 been reduced to zero, to the Class B
                                 Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment and the Class B Overdue Principal;

                                   (viii) until the Class C Principal Balance
                                 has been reduced to zero, to the Class C
                                 Noteholders, from the Available Funds then remaining in the Collection Account, the Class C Principal Payment and the Class C Overdue Principal;

                                   (ix) on each Payment Date after the Reserve
                                 Account Funding Date from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                                   (x) from the Available Funds then remaining
                                 in the Collection Account, to the Reserve
                                 Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                                   (xi) upon the occurrence and continuance of a
                                 Residual Event (as defined in the Indenture), the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Re-ceipts originally included in Available Funds for such Payment Date will be deposited to the Residual Account;

                                   (xii) from the Closing Date until the Reserve
                                 Account Funding Date, the Servicing Fee
                                 otherwise payable to ABS shall be deposited to the Reserve Account;

                                   (xiii) from the Available Funds then
                                 remaining in the Collection Account, to the Class D Noteholders, the Class D Principal Payment and the Class D Overdue Principal,

                                   (xiv) to ABS, the amount of any Servicing Fee
                                 previously due to it but deposited to the Reserve Account; and

                                   (xv) to the Issuers, as the holder of the
                                 Residual Interest, any remaining Available
                                 Funds on deposit in the Collection Account.


                                 Residual Receipts will be included in
                                 "Available Funds" only through the Payment Date on which Residual Receipts used (without duplication) to cover amounts owing the Offered Noteholders and the Servicer, on deposit in the Residual Account, or withdrawn from the Residual Account as a result of a shortfall
                                 equals $       (the "Residual Cap Amount").
                                 Once the Residual Cap Amount has been reached, Residual Receipts will no longer be required to be remitted to the Trustee as "Available Funds," and will be released to the Issuers free and clear and the lien of the Indenture (whether or not a Residual Event is then in effect, or occurs thereafter). See "Application of Residual Receipts" below.


                                 The Indenture additionally provides that on the Payment Date which is also the Amortization Date, all amounts then on deposit in the Additional Property Funding Account will be applied as Available Funds, and the Additional Property Funding Account will be closed.

                                 See "Description of the Notes -- Flow of
                                 Funds."

Subordination Provisions......   A portion of the credit enhancement available
                                 for the benefit of the Class A Noteholders is provided by the subordination of the Class B
                                 Notes, of the Class C Notes of the Class D
                                 Notes and of the Residual Interest. A portion of the credit enhancement available for the benefit of the Class B Notes is provided by the subordination of the Class C Notes of the Class
                                 D Notes and of the Residual Interest. A portion of the credit enhancement available for the benefit of the Class C Noteholders is provided by the subordination of the Class D Notes and of the Residual Interest.

                                 The cash flow and subordination provisions of the Indenture provide that Available Funds on each Payment Date will be used to fund payments to the Noteholders (and to pay the fees and expenses of the Servicer). "Available Funds" with respect to a Payment Date generally include (i) amounts collected during the immediately preceding Collection Period with respect to the Contracts and the Equipment, including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Residual Receipts, Prepayment Amounts, investment earnings on each of the Accounts plus (ii)'amounts transferred from the

                                 Reserve Account and/or the Residual Account with respect to such Payment Date and deposited in the Collection Account.

Allocation of Losses..........   The Indenture provides that if the Outstanding
                                 Principal Balance of the Notes ever exceeds the Aggregate Contract Principal Balance (i.e., the
                                 Notes are "undercollateralized"), the
                                 Outstanding Principal Balances of the Notes will be "written down" in inverse order of seniority such that parity is achieved. See
                                 "Description of the Notes -- Allocation of
                                 Losses."

Defaulted Contracts...........   A "Defaulted Contract" will mean any Contract
                                 (a)(i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any security deposit provided by the User (a
                                 "Security Deposit") or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred. With respect to any Contract, a "Release Event" is a payment in full of such Contract or a removal of such Contract from the Trust Estate by the Servicer pursuant to the terms of the Indenture.

                                 Since the Available Funds on any Payment Date commencing with the Amortization Date are applied in the order of priority described above under "Flow of Funds" until such Available Funds are exhausted, the effect of including in the required "Class A Principal Payment," "Class B Principal Payment," the "Class C Principal Payment" and "Class D Principal Payment" the amount of any deemed loss (i.e., the Contract Principal Balance of any Defaulted Contract) and prioritizing the payment of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment and the Class D Principal Payment (in that order) is to allocate losses first, to the holder of the Residual Interest, second, to the Class D Noteholders, third, to the Class C Noteholders, fourth, to the Class B Noteholders and fifth, to the Class A Noteholders.

                                 Through the operation of the "Class A Overdue Principal," "Class B Overdue Principal" and "Class C Overdue Principal" provisions, the Class A Noteholders and the Class C Noteholders are entitled to receive any aggregate, cumulative shortfalls of Class A Principal Amounts, Class B Principal Balances or Class C Principal Balances not paid on prior Payment Dates.


Application of Residual
Receipts......................   On each Payment Date, Residual Receipts shall
                                 be deposited into the Collection Account and
                                 applied as Available Funds until the aggregate,
                                 cumulative amount of Residual Receipts used
                                 (without duplication) to cover amounts owing
                                 the Offered Noteholders and the Servicer, on
                                 deposit in the Residual Account, or withdrawn
                                 from the Residual Account as a result of a
                                 shortfall equals $       (the "Residual Cap
                                 Amount"), and will provide additional credit support to the Notes. Actual Residual Receipts may be more or less than the residual value of the Equipment recorded on the books of the Issuers (the "Booked Residual
                                 Value"). Under certain limited circumstances more fully described in the Indenture (a
                                 "Residual Event"), the Residual Receipts not distributed to Noteholders, or paid to the Servicer with respect to the Servicing Fee will be deposited in the Residual Account. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to pay the Servicing Fee owing the Servicer and to make interest and principal payments on the Notes.
                                 If, on any Payment Date, such shortfall(s) exist and both the Residual Account and the Reserve Account have amounts on deposit therein, the Indenture provides that such shortfall shall first be funded from Residual
                                 Account moneys. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount and thereafter will be disbursed to the Issuers.


Reserve Account...............   The Noteholders will have the benefit of funds
                                 on deposit in an account (the "Reserve
                                 Account") to the extent that, on any Payment
                                 Date, there is a shortfall in the amount available to pay amounts owing the Servicer or to make interest and principal payments on the Offered Notes. The Reserve Account will be funded by an initial deposit of [ ]% of the Initial Principal Balance of all Offered Notes
                                 (such amount, the "Reserve Account Initial
                                 Deposit"). Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account on each Payment
                                 Date, to the extent that the amount on deposit in the Reserve Account (the "Available Reserve
                                 Amount") is less than the Required Reserve
                                 Amount. The "Required Reserve Amount" equals
                                 [3.25]% of the then aggregate Outstanding
                                 Principal Balance of the Offered Notes, subject to a floor amount (the "Reserve Account Floor") equal to the lesser of (a) [1.00]% of the Initial Principal Balances of the Offered Notes and (b) the then aggregate Outstanding
                                 Principal Balance of the Offered Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuers in accordance with the provisions of the Indenture.



                                 Amounts on deposit in the Reserve Account on any Payment Date shall be withdrawn therefrom and transferred to the Collection Account if the Available Funds (exclusive of such amounts transferred from the Reserve Account) with respect to such Payment Date are insufficient to fund in full the items described above under "Flow of Funds," if such items are of a higher priority than the funding of the Reserve Account (including, during the Interest-Only Period, the funding of the Additional Property Funding Requirement to the extent permitted by the Indenture).


                                 Prior to the first date on which the Reserve
                                 Account is funded to the Required Reserve
                                 Amount (such date, the "Reserve Account Funding Date"), if ABS is then the Servicer, the Servicing Fee otherwise payable to ABS as Servicer will be deposited to the Reserve Account.

Servicing.....................   The Servicer will be responsible for servicing,
                                 managing and administering the Trust Estate and enforcing and making collections on the Contracts. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer. The Servicer will be entitled to receive (a) a monthly fee
                                 (the "Servicer Fee") of the product of (i) one-twelfth of 1.00% (the "Servicer Fee
                                 Percentage") and (ii) the Aggregate Contract
                                 Principal Balance of all Contracts as of the beginning of the previous Collection Period, payable out of the Collection Account, (b) late payment fees and (c) certain other fees paid by the Users ("Servicing Charges"), as compensation for acting as Servicer. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third party meeting the requirements set forth in the Receivables
                                 Transfer Agreement will be appointed as
                                 successor Servicer. See "Description of the Notes -- Events of Servicer Termination."

                                 The Servicer will be required to cause amounts collected on the Contracts to be deposited to the Collection Account or the Advance Payment Account, as applicable, maintained by the Trustee no later than two Business Days, or such later date as permitted by the Rating Agencies, following the Servicer's determination that such amounts relate to the Contracts or the Equipment. See "Description of the Notes -- The Accounts."


Substitution and
Modifications.................   The Indenture permits the Servicer, subject to
                                 certain requirements, to made substitutions in replacement of Contracts which are determined to have breached a representation or warranty, and, to a limited extent, of Defaulted
                                 Contracts or modify Contracts; provided, that
                                 (x) the Predecessor Contract, or the Contract as modified, has a Contract Principal Balance not lower than the Contract Principal Balance of the substituted Contract (calculated immediately prior to each Contract becoming a Defaulted Contract), or the Contract prior to such modification, as the case may be, and provided further that the aggregate of the Booked Residual Value of all the Equipment will not be materially less as a result of such substitution.


                                 New Contracts may be substituted for Defaulted Contracts to a maximum dollar amount equal to 10% of the Original Aggregate Contract Principal Balance. There is no maximum on the Contracts which may be substituted for Contracts which breach representations or warranties.

Advances......................   Subject to the limitations described herein, on
                                 or prior to each Payment Date, the Servicer may, but is not required, to make advances
                                 (each, a "Servicer Advance") for delinquent
                                 Scheduled Payments, but only to the extent it determines in its sole discretion that such advances will be recoverable in future periods.

                                 A "Delinquent Contract" will mean, as of any date, a Contract as to which payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment. With respect to any Delinquent Contract, whenever the Servicer shall have determined that it will be unable to recover a Servicer Advance or a portion thereof on such Delinquent Contract, the Servicer will not be required to make such Servicer Advance or portion thereof, but will be required to enforce its remedies (including acceleration) under such Contract. The Indenture shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are nonrecoverable ("Nonrecoverable Advances") or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Trustee shall draw on the Collection Account to repay such Servicer Advances to the Servicer.

Federal Income Tax
Considerations................   It is intended that the Offered Notes will be
                                 characterized as indebtedness of the Issuers for federal income tax purposes. If characterized as indebtedness, interest on such Offered Notes will be taxable as ordinary income when received by a Noteholder on the cash method of accounting and when accrued by Noteholders on the accrual method of accounting. See "Material Federal Income Tax
                                 Considerations."

ERISA Considerations..........   The Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA") places certain restrictions on those pension and other employee benefits plans to which it applies.
                                 Pursuant to regulations issued by the United
                                 States Department of Labor defining "plan assets," if the Offered Notes are considered to be indebtedness without substantial equity features under local law, the assets comprising the Trust Estate will not be considered assets of any ERISA plan holding the Offered Notes, thereby generally avoiding potential application of ERISA's prohibited transaction rules. However, in certain circumstances, the prohibited transaction rules may be applicable to the purchase of the Offered Notes even if the Offered Notes are not deemed to have substantial equity features. Certain exemptions from the prohibited transaction rules could be applicable, however, with respect to the acquisition and holding of the Offered Notes.
                                 Accordingly, the Offered Notes may be acquired by ERISA plans, subject to certain restrictions. Before purchasing any of the Notes, fiduciaries of such plans should determine whether an investment in the Offered
                                 Notes is appropriate under ERISA. See "ERISA
                                 Considerations."


Rating........................   It is a condition to the issuance of the Notes
                                 that the Class A Notes be rated at least "AAA," the Class B Notes be rated at least "A" and that the Class C Notes be rated at least "BBB" by Standard & Poor's Ratings Group ("S&P"), the
                                 Class A Notes be rated at least "Aaa," the Class B Notes be rated at least "A2" and the Class C Notes be rated at least "Baa2" by Moody's Investors Service, Inc. ("Moody's") and the Class A Notes be rated at least "AAA," the Class B Notes be rated at least "A+" and the Class C Notes be rated at least "BBB+" by Fitch
                                 IBCA, Inc. ("Fitch"), respectively (each a
                                 "Rating Agency"). The ratings assess the likelihood of timely payment of interest and the ultimate payment of principal to the Offered Noteholders by the Stated Maturity
                                 Date. There is no assurance that any rating will not be lowered or withdrawn if, in the judgement of any Rating Agency, circum-stances in the future so warrant. See "Ratings of the Offered Notes."

Material Risks................   Certain material risks may be present in an
                                 investment in the Offered Notes. See "Material
                                 Risks."

                                 MATERIAL RISKS

     Prospective Noteholders should consider the following additional risk factors in connection with the purchase of Notes.

     LIMITED LIQUIDITY MAY RESULT IN A NOTEHOLDER BEING UNABLE TO LIQUIDATE ITS INVESTMENT. There is currently no public market for the Offered Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Offered Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Offered Noteholders may not be able to liquidate their investment in the Offered Notes prior to maturity.

     THE ORIGINATOR WILL GENERALLY HAVE POSSESSION OF THE CONTRACTS, EXPOSING NOTEHOLDERS TO THE RISK THAT THEY MAY LOSE THEIR INTERESTS IN THE
CONTRACTS. The Originator will warrant that the transfer of the Contracts to the Issuers is a valid assignment, transfer and conveyance of the Contracts to the Issuers, and that the Trustee on behalf of the Noteholders will have a valid security interest in the Contracts. The Servicer will retain possession of the Contracts. If the Originator, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Transfer Agreement or the Indenture, there is a risk that such other party could acquire an interest in such Contracts have a priority over that of the Noteholders. Furthermore, if the Originator, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If successful, such attempt could result in losses to the Noteholders or an acceleration of the repayment of the Notes. The Originator will make certain representations and warranties with respect to the ownership of the Contracts. The Originator will be obligated to acquire (by repurchase or substitution) any Contract from the Trust Estate if there is a breach of such representations and warranties that materially adversely affects the interests of the Trustee on behalf of the Noteholders to such Contract and such breach has not been cured.

     RECOVERIES ON RECEIVABLES MAY BE LIMITED, DIMINISHING THE VALUE OF THE RELATED UNDERLYING COLLATERAL WHICH MAY RESULT IN THE ISSUERS RECEIVING SUBSTANTIALLY LESS THAN THE FACE AMOUNT OF THE RELATED CONTRACT. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Issuers must rely on repossession and disposition of Equipment to cover losses on Defaulted Contracts, the Issuers may not realize the full amount due because of the application of those requirements and restrictions. Other factors that may affect the ability of the Issuers to realize the full amount due on the Contracts include the failure to file financing statements to perfect the Issuers' security interest in the Equipment against a lessee, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses.

     INSOLVENCY OF ABS. ABS believes that the transfer of the Contracts to the Issuers should be treated as an absolute and unconditional sale or assignment. However, in the event of an insolvency of ABS, a court could attempt to recharacterize the sale of the Contracts by ABS to the Issuers as a loan to ABS from the Issuers, secured by a pledge of such Contracts or could allow the trustee in bankruptcy to repudiate the Contracts that are operating leases and all obligations thereunder. Moreover, in the event of an insolvency of ABS, a court could attempt to consolidate the assets of the Issuers with those of ABS since ABS will own, directly or indirectly, all of the equity of the Issuers. Either attempt, even if unsuccessful, could result in delays in payments of the Notes. If such attempts were successful, the Notes would be accelerated, and the Trustee's recovery on behalf of the Noteholders could be limited to the then current value of the Trust Estate. Thus, the Noteholders could lose the right to future payments and might incur reinvestment losses on amounts recovered. See "Certain Legal Matters Affecting the Receivables Obligations."

     BOOK-ENTRY REGISTRATION MAY FURTHER REDUCE LIQUIDITY, AND MAY LEAD TO PAYMENT DELAYS. The Offered Notes initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuers or the Trustee as Noteholders, as that term is used in each Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Appendix I -- Book-Entry Registration."

     CERTAIN PROVISIONS OF THE UCC MAY FURTHER DIMINISH RECOVERIES. Certain states have adopted a version of Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer lease" and leases where the lessee is a "merchant lessee." Article 2A, moreover, recognizes typical commercial leases "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.


     THE ISSUERS HAVE THE RIGHT TO REMOVE CONTRACTS IN CERTAIN CASES IN EXCHANGE FOR THE DELIVERY OF SUBSTITUTE CONTRACTS. As described herein, pursuant to the Indenture, the Issuers have the option, but not the obligation, to designate one or more contracts to be a Substitute Contract as a replacement for any Contract which, due to a breach of a representation or warranty, must be removed from the Trust Estate or, to a limited extent, if such Contract becomes a Defaulted Contract, in which event the scheduled payments from such Substitute Contract will replace (in whole or in part) the remaining scheduled payments on the removed or Defaulted Contract. The Originator is not required to designate one or more contracts as a Substitute Contract. Accordingly, Noteholders should not expect that Substitute Contracts will be available.


     THE RATE OF PRINCIPAL PREPAYMENT ON THE NOTES MAY BE INFLUENCED BY SUBSTITUTIONS AND REPURCHASES. Because the rate of payment of principal on the Notes during the Amortization Period will depend, among other things, on the rate of payment on the Contracts, such rate of payments of principal on the Notes cannot be predicted. Payments on the Contracts will include scheduled payments as well as prepayments permitted by the Servicer, payments as a result of Defaulted Contracts (to the extent not replaced by Substitute Contracts), and payments upon repurchases by the Originator on account of a breach of certain representations and warranties in the Receivables Transfer Agreement (to the extent not replaced by Substitute Contracts). The rate of early terminations of Contracts due to prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments. The risk of reinvesting unscheduled distributions resulting from prepayments of the Notes will be borne by the Noteholders. See "Prepayment and Yield Considerations."


     INTERESTS IN THE EQUIPMENT; CERTAIN SECURITY INTERESTS NOT PERFECTED, WHICH MAY RESULT IN DIMINISHED RECOVERY VALUES. The Contracts generally consist of "chattel paper" which creates a security interest in the related item of Equipment with respect to such Contract. A security interest in personal property is generally not a perfected security interest unless a UCC financing statement has been filed in the appropriate filing office with respect to such security interest. The Originator has filed UCC financing statements in its favor against Users in respect of Equipment, with an original Equipment cost in excess of $25,000. Financing statements in favor of the Originator with respect to approximately 31.09% of the Original Aggregate Contract Principal Balance will have been so filed. Generally, no action will be taken to perfect the interest of the Originator in any Equipment to the extent the original Equipment cost of the related Equipment is less than or equal to $25,000. As a result, the Originator generally does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $25,000, which represents approximately 68.91% of the Original Aggregate Contract Principal Balance. To the extent UCC financing statements evidencing the Originator's security interest in the Equipment have not been filed against the User (i.e., with respect to those Users relating to Equipment with an original cost of less than $25,000) no such security interests in the Equipment will be perfected in favor of the Originator, the Issuers or the Trustee and another party (such as a creditor of the User) may acquire rights in the Originator's interest in the Equipment superior to those of the Issuers or the Trustee. See "Certain Legal Matters Affecting The Receivables" in this Prospectus. The lack of a perfected security interest in certain Equipment will result in claims against such Users being unsecured and may adversely affect the ability of the Servicer to realize on such Equipment.


     With respect to Contracts relating to items of Equipment with original Equipment costs in excess of $25,000, the Originator will represent and warrant that a UCC financing statement in its favor has been filed in the appropriate filing office, with the result that the Originator has obtained a perfected security interest in such Equipment. Because of the administrative burden and expense involved, no UCC financing statements will be individually assigned by the Originator to either the Issuers or the Trustee. However, general, "blanket" UCC financing statements naming (i) the Originator, as debtor, and the Issuers as secured party in New Jersey, and (ii) the Issuers, as debtors, and the Trustee as secured party, will be filed in most states. Furthermore, certain provisions of the Bankruptcy Code provide that the retention of bare legal title to a property interest, such as a lien on personal property, for servicing purposes, does not, in and of itself, vest beneficial ownership of such a property interest in the legal title holder. The likely legal result of the foregoing, in light of the transfer of the Contracts and the Equipment to the Issuers, is to transfer to the Issuers the benefits of all perfected security interests in those items of Equipment in which the Originator itself had a perfected security interest (i.e., with respect to items of Equipment with an original Equipment cost in excess of $25,000). Pursuant to the Indenture, the Issuers will pledge all of their respective right, title and interest in and to the Trust Estate (including security interests in the Equipment) to the Trustee for the benefit of the Noteholders.


     EQUIPMENT OBSOLESCENCE MAY DIMINISH RECOVERY VALUES. In the event a Contract becomes a Defaulted Contract and the User (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the credit enhancement provided by the subordination and the Reserve Account) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Trustee may not recover the entire amount due on such Contract. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

     THE ORIGINATOR'S ABILITY TO ORIGINATE ADDITIONAL CONTRACTS MAY DETERMINE WHETHER THE INTEREST-ONLY PERIOD CAN BE MAINTAINED, AND WHEN THE AMORTIZATION
PERIOD MAY COMMENCE.   It is expected that during the Interest-Only Period, no
principal will be paid to the Noteholders. If, however, during the Interest-Only Period, a sufficient amount of Additional Contracts are not available for pledge to the Trustee, the Interest-Only Period shall terminate, and the Amortization Period will commence. The occurrence of such an event would result, generally, from a shortage in availability of qualifying Additional Contracts during the Interest-Only Period. See "Social, Economic and Other Factors" below. The Originator does not, as of the date of this offering, expect that any shortage in availability will in fact arise during the Interest-Only Period, and has agreed to originate, and subsequently transfer to the Issuers, who will subsequently pledge to the Trustee, for the benefit of the Noteholders, a sufficient amount of Additional Contracts such that neither of the events described above will occur. However, if the Originator is unable to originate Additional Contracts as expected, there is a risk that the Noteholders may receive payments of principal during the Interest-Only Period.

     SOCIAL, ECONOMIC AND OTHER FACTORS MAY ALSO DETERMINE WHETHER THE INTEREST-ONLY PERIOD CAN BE MAINTAINED, AND WHEN THE AMORTIZATION PERIOD MAY COMMENCE. The ability of the Issuers to pledge Additional Contracts to the Trustee is dependent in part upon whether the Users thereunder perform their payment and other obligations required by such Additional Contracts in order that such Additional Contracts meet the specified requirements for transfer on the related Cut-Off Date during the Interest-Only Period. The performance by such Users may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumers' general perception of economic conditions. However, the Originator is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such Users and the availability of Additional Contracts.

     CREDIT ENHANCEMENT IS LIMITED, AND, IF IT IS EXHAUSTED; LOSSES MAY
RESULT. Credit enhancement with respect to the Offered Notes will be provided by the subordination of the Class D Notes, the Residual Interest and funds on deposit in the Reserve Account. In addition, the Class A Notes have the benefit of the subordination of the Class B, the Class C Notes and the Class D Notes, the Class B Notes have the benefit of the subordination of the Class C Notes and the Class D Notes and the Class C Notes have the benefit of the subordination of the Class D Notes. However, on any Payment Date the amount available to Noteholders is limited to the extent of funds on deposit in the Collection Amount and the Reserve Account. Therefore, if a Contract becomes a Defaulted Contract at a time when total losses on the Contracts are in excess of the Outstanding Principal Balance of any subordinated Class and, the amounts, if any, available to be withdrawn from the Reserve Account are reduced to zero, the holders of Notes of any senior Class may experience losses.


     THE INITIAL CONTRACT POOL MAY HAVE GEOGRAPHIC CONCENTRATION. As of the Cut-Off Date, approximately 15.19%, 9.14%, 8.39%, 8.00%, 7.87% and 5.12% of the
Initial Contracts (based on the Original Aggregate Contract Principal Balance) were located in California, New York, Texas, Florida, New Jersey and Pennsylvania, respectively. No other state accounts for more than 3.60% of the Initial Contracts. See "The Trust Estate." Accordingly, adverse economic conditions or other factors particularly affecting any of these regions could adversely affect the performance on the Initial Contracts.


     THE SERVICER WILL BE PERMITTED TO COMMINGLE COLLECTIONS TO A LIMITED EXTENT, WHICH MAY LEAD TO DELAYS IN THE EVENT OF A SERVICER BANKRUPTCY. Under the Indenture, the Servicer is required to deposit all collections on the Contracts received after the Cut-Off Date to the Collection Account within two Business Days, or such later date as permitted by the Rating Agencies, of receipt thereof. If bankruptcy or reorganization proceedings were commenced with respect to the Servicer, those funds held by the Servicer may be subject to an automatic stay resulting in a delay in the transfer of such funds to the Trustee.

                                  THE ISSUERS


     The Issuers are Advanta Leasing Receivables Corp. IV ("ALRC IV") and Advanta Leasing Receivables Corp. V ("ALRC V"). The Issuers will be jointly and severally liable on the Notes. Each Issuer is a Nevada corporation which was formed in February of 1998; 100% of the common equity of each Issuer is owned by Advanta Business Services Corp. The principal office of each Issuer is located at 1325 Airmotive Way, Reno, Nevada 89502.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     As of the date of this Prospectus, neither of the Issuers have had an operating history The net proceeds of the sale of the Notes will be employed to purchase the Contracts. See "Use of Proceeds." The Issuers are prohibited by their respective certificates of incorporation from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment) from ABS and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Nevada law. The Issuers' ability to incur, assume or guaranty indebtedness for borrowed money are also restricted by their respective certificates of incorporation.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE ISSUERS


     The following table sets forth the executive officers and directors of the Issuers and their ages and positions as of February 17, 1998. Because the Issuers are organized as special purpose companies and will be largely passive, it is expected that the officers and directors of each Issuer in such capacity will participate in the management of each Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.


ADVANTA LEASING RECEIVABLES CORP. IV


                  NAME                      AGE                         POSITION
----------------------------------------   ------     --------------------------------------------
Charles H. Podowski.....................     51       Director
Francis B. Jacobs, II...................     56       Director
Edward E. Millman.......................     46       President and Director
Susan A. McVeigh........................     29       Treasurer and Director
Janice C. George........................     59       Vice President and Director
Cole Silver.............................     41       Secretary

ADVANTA LEASING RECEIVABLES CORP. V
Charles H. Podowski.....................     51       Director
Francis B. Jacobs, II...................     56       Director
Edward E. Millman.......................     46       President and Director
Susan A. McVeigh........................     29       Treasurer and Director
Janice C. George........................     59       Vice President and Director
Cole Silver.............................     41       Secretary



     Charles H. Podowski has served as Director since being elected on February 17, 1998. Mr. Podowski joined Advanta Corp. in 1995 and is currently President of Advanta Insurance Companies and Chairman of Advanta Business Services Corp. Prior to joining Advanta, Mr. Podowski had a seventeen year career with CIGNA Corporation, where he held various positions, the most recent being Senior Vice President of their International Division with responsibility for life insurance subsidiaries in Asia and Australia and emerging worldwide markets.



     Edward E. Millman has served as President and Director since being elected on February 17, 1998. Since 1997, Mr. Millman has served as the Senior Vice President and Chief Financial Officer of Advanta Business Services Corp. Since joining Advanta Corp. in 1989, Mr. Millman has held positions of Senior Vice President of International Operations, Chief Financial Officer of the consumer credit card business and before that as Vice President in Advanta Corp.'s Treasury Group.



     Cole Silver has served as Secretary since being elected on February 17, 1998. Mr. Silver joined Advanta Business Services Corp. in 1992 and is currently the Senior Vice President and General Counsel.



     Susan A. McVeigh has served as Treasurer and Director since being elected on February 17, 1998. Ms. McVeigh joined Advanta Corp. in 1994 as a transaction manager in the consumer credit card business and has worked in several positions within the asset securitization area and is currently Manger of Treasury and Securitization for Advanta Business Services Corp.



     Janice C. George has served as Vice President and Director being elected on February 17, 1998. For the last five years Ms. George has been employed by Griffin Corporate Services.



     Francis B. Jacobs, II has served as Director since being elected on February 17, 1998. For the last five years Mr. Jacobs has been employed by Delaware Trust Capital Management.


     None of the above-listed directors and officers of the Issuers will be compensated directly by the Issuers nor with any funds or assets of the Issuers nor will any such directors and officers receive compensation in the capacities in which they act for the Issuers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Issuers pursuant to the foregoing provisions, or otherwise, each of the Issuers has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, thereof, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                USE OF PROCEEDS


     The Issuers will apply the net proceeds from the sale of the Notes as follows: (i) to make the initial deposit to the Reserve Account, in the amount specified in the Indenture; (ii) to acquire certain of the Initial Contracts from certain affiliates of the Originator and (iii) to acquire the remaining Initial Contracts from the Originator.


                                  THE TRUSTEE

     The Chase Manhattan Bank will be the Trustee under the Indenture. Advanta Business Services Corp., as Originator or Servicer, and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under each Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

                                THE TRUST ESTATE

     GENERAL.   The Trust Estate primarily consists of the Contracts and the related security interests in the Equipment.


     Approximately 60.35% of the Initial Contracts, measured by Original Aggregate Contract Principal Balance, consist of an agreement, including, as applicable, schedules, supplements and amendments to a master lease, pursuant to which specified Equipment is leased to a lessee at a specified monthly rental. Approximately 39.65% of the Initial Contracts, measured by Original Aggregate Contract Principal Balance, take the form of finance contracts, installment sale contracts and leases, loans and other contracts consisting of notes and accompanying security agreements. Each Additional Contract will be in the form of a lease or a loan.


     The Contracts will take the form of leases, loans or other contracts. Leases may be "true" leases or leases intended as security; loans may include installment sale contracts. Leases, loans or other contracts typically require a "residual" payment at the end of the term in the form of either a purchase option or required balloon payment. In addition, all Initial Contracts that take the form of leases contain "hell or high water" clauses unconditionally obligating the User to make periodic payments, without setoff, at the time and on the dates specified in such Contract, notwithstanding default by the Originator, the Servicer, or Issuers, either or any assignee of any of them under such Contract, damage to or destruction of the related Equipment or any other event.

     Users under the Initial Contracts that take the form of leases may, upon prior written notice to the Servicer, assign or sublease the related Equipment, provided that the Servicer consents to the assignee or sublessee in accordance with the terms of the related Contract. The right to receive such prior written notice and grant or deny such consent shall be exercised by the Servicer pursuant to the authority delegated to it in the related Contract. Notwithstanding any such assignment or sublease, each User will remain liable for the lessee obligations under the related Contract and such Contract will remain part of the assets pledged to the Trustee.


     The Notes are secured by (i) Initial Contracts with an Original Aggregate Contract Principal Balance of $368,577,602.40 (calculated using the Statistical Discount Rate), (ii) the Reserve Account and (iii) certain other miscellaneous accounts.


     The Initial Contracts consist of (i) transactions originated by the Originator, agents of the Originator or brokers in the name of the Originator and (ii) transactions acquired by the Originator from third-parties and underwritten by the Originator in the same manner as Contracts originated by the Originator.

     Certain of the Initial Contracts that take the form of leases contain provisions requiring that the related User purchase the related Equipment at the end of the related Contract term for an amount, which may in certain cases be the fair market value of the related Equipment at Contract maturity. Such amount may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at Contract maturity or (b) a maximum specified amount. Any payment of such a specified amount or minimum specified amount received from a User in connection with a required purchase by such User at maturity of the related Contract is a "Final Contract Payment." Any such excess amount received from a User is an "Excess Amount."


     Certain Initial Contracts that take the form of leases do not contain a provision requiring the related User to purchase the related Equipment, but rather contain an end-of-term purchase option (such Contracts and Equipment, the "Purchase Option Contracts" and "Purchase Option Equipment," respectively). Such purchase options are exercisable at varying amounts, and are referred to as "Purchase Option Payments." In the event that a User under a Purchase Option Contract does not exercise its purchase option, such User is required to either re-lease the Equipment or return the related Purchase Option Equipment to the Servicer.


     Generally, the Initial Contracts that take the form of leases are on a "net" basis, that is, the User is responsible for all operating expenses, including taxes and insurance premiums. The Users under the Initial Contracts generally are obligated to: (i) remit all Contract Payments due; (ii) operate the related Equipment in compliance with the manufacturers' instructions; (iii) maintain and service the related Equipment; and (iv) insure the related Equipment against casualty losses, public liability for bodily injury and against property damage.

     References herein to percentages of Contracts refer in each case to the percentage of the Aggregate Contract Principal Balance (calculated using the Statistical Discount Rate) of the Initial Contracts as of the Cut-Off Date.


     As of the Cut-Off Date, the Initial Contracts had remaining terms to maturity of 2 to 77 months. The final Scheduled Payment or Final Contract Payment on the Initial Contract with the latest maturity is due in May, 2004. As of the Cut-Off Date, the Contract Principal Balances of the Initial Contracts range from $431,366.99 to $18.76. No more than .13% of the Original Aggregate Contract Principal Balance is attributable to any one User (including affiliates of such User), and the average Contract Principal Balance is $6,406.26.


     The Initial Contracts which are leases in form generally do not provide for a right of the User to prepay. However, under the Indenture, the Servicer is permitted to allow prepayment in an amount not less than the Prepayment Amount. In addition, in the event that a User requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Estate, but only upon payment of an amount equal to the sum of (i) the Contract Principal Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Actual Discount Rate, and (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the User (collectively the "Prepayment Amount").

         ADVANTA BUSINESS SERVICES CORP. UNDERWRITING, ORIGINATING AND
                              SERVICING PRACTICES

     GENERAL. Advanta Business Services Corp. ("ABS") is a wholly-owned subsidiary of Advanta Leasing Holding Corp., a Delaware corporation ("ALHC"). ALHC is a wholly-owned subsidiary of Advanta Corp. (a publicly-traded company based in Spring House, PA and is listed on the NASDAQ as ADVNA and ADVNB). ABS has two primary lines of business. One is a Mastercard credit card product geared towards small businesses. The other is convenience lending which consists of originating, acquiring and servicing primarily commercial leases and loans (the "Contracts") to businesses and business owners in the United States and its territories and possessions. Advanta Business Services Corp. is headquartered at 1020 Laurel Oak Road, Voorhees, NJ 08043-7228 and its phone number is (609) 782-7300.

     ABS leases and finances a wide variety of small-ticket equipment, including, but not limited to, office equipment, telecommunications equipment, automotive repair equipment, surveillance equipment, and furniture, to businesses and business owners throughout the United States. ABS underwrites and services its equipment leasing and financing business from its headquarters in Voorhees, New Jersey.

     CONTRACT ORIGINATION. ABS originates Contracts primarily through its sales and marketing programs at its New Jersey headquarters. Transactions are originated as a result of ABS's relationships with its various brokers and vendors. From time to time, vendors who are familiar with the ABS's leasing and financing services as a result of previous transactions may recommend prospective customers make a credit application to ABS for financing. Other transactions may be submitted to ABS as a result of a more formal program between ABS and a vendor where the vendor's marketing representatives may offer prospective customers financing at pre-arranged rates, based upon the vendor's equipment, and certain terms and conditions approved by ABS.

     In a majority of these vendor programs, ABS owns the equipment subject to each contract and bills and collects payments directly with the obligor. For some select vendor programs, ABS will bill and collect payments using a non-descriptive name, so that the obligor does not recognize ABS as a party to the transaction. Under this program, once a contract becomes 60-90 days past due, ABS is then immediately identified to the obligor. Vendors may choose to originate the contracts on ABS's standard contract documentation or they may use their own internally generated contract documentation which is reviewed and approved by ABS's legal staff. In instances where ABS does not own the equipment, they will, under certain circumstances, obtain a perfected security interest in the equipment.

     On occasion, ABS will purchase contracts or other financing transactions which were originated by unaffiliated lessors/lenders; provided, however, that the creditworthiness and origination procedures of such originator meet the approval of ABS; and provided further, that ABS approves the creditworthiness of the obligor and all of the related documentation in such transaction.

     Another program through which ABS originates contracts is through the use of brokers. In a typical broker transaction, ABS originates contracts referred to it by a given broker and pays the broker a referral fee. Contracts originated under this program are reviewed in a manner consistent with ABS's then existing credit polices and procedures. Contracts may also be purchased by ABS on a bulk or portfolio basis. These contracts may be originated by a variety of Originators under several different underwriting guidelines. When reviewing potential bulk or portfolio acquisitions, the existing Originator's contracts will be reviewed by the ABS credit staff. Using pre-determined guidelines, an acceptance or rejection decision will be made. For each potential bulk or portfolio purchase, ABS has the ability to accept or reject individual contracts.

     RESIDUAL VALUES. ABS has realized residual values which, on average, exceeded the booked residual values in respect of such contracts. For contracts in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on ABS's books. In the event the equipment is returned, ABS utilizes the services of its vendors and brokers and also participates in an active secondary market for the sale of this returned, used equipment.

     ABS'S CREDIT REVIEW. ABS performs a thorough credit review of all prospective obligors. Typically, the credit review process begins when the prospective obligor completes a credit application. The completed credit application is entered into the company's computerized processing system. A standardized credit scoring model is employed and the credit decision is based on several criteria which may include verification of a credit bureau report for the principal(s) of the company, verification of a Dun & Bradstreet listing for the company, and a review of the total exposure for all contracts currently outstanding with ABS, which may not exceed a certain dollar limit. Credit applications can be automatically approved and/or rejected based on the dollar amount of the application and a score falling within a certain range in the model. For those credit applications not falling within a specified dollar amount and/or credit, the decision is then based on an analysis by the credit staff. Authority to make credit decisions is based on seniority and lending experience. In general, transactions in excess of $500,000 must be approved by the senior management of ABS.

     ABS's senior credit committee provides a forum for making credit decisions on transactions which exceed the authority of individual or paired credit approvers either in size or complexity. The senior credit committee also identifies strategic credit issues and the credit polices and procedures throughout the company.

     In addition, the credit department has staff dedicated to perform reviews of potential new vendors and brokers to ensure compliance with the company's overall credit policies and procedures. In reviewing new relationships with vendors and brokers, ABS considers, among other things, length of time in business, bank, credit and trade references, Dun & Bradstreet reports, and credit bureau reports on all of the officers.

     COLLECTION/SERVICING. Collection activities with respect to delinquent contracts are performed by ABS's servicing staff in Voorhees, New Jersey. Each contract has a provision for assessing late charges in the event that an obligor fails to make a payment on the contract on the related due date. Telephone contact is normally initiated when an account is one to fifteen days past due. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order for company personnel to monitor the status of the account and take any necessary actions. Collectors have available at their computer terminals the latest status and collection history on each account.

     If a payment has not been received by the 11th day after the due date, the system automatically generates a computerized late notice which is sent directly to the obligor. If a payment has not been received by the 31st day after the due date, a default letter is sent out to the obligor. If a payment has not been received by the 61st day after the due date, a demand letter is sent out directly to the obligor. Telephone contact is continued throughout the delinquency period. If the transaction continues to be delinquent, ABS may exercise any remedies available to it under the terms of the contract, including Termination, acceleration and/or repossession. Each contract is evaluated on the merits of the individual situation, with the equipment value being considered as well as the current financial strength of the obligor. If collection activities do not rectify the account, ABS typically charges off the account at 121 days past due.

     At the time of charge-off, the account is turned over to ABS's in-house litigation department. In general, a decision is made to either pursue the obligor and/or personal guarantor through litigation or send to a third-party collection agency to enforce the original terms of the contract. Prior to litigation, the legal recovery department will attempt to obtain resolution of the account. The litigation decision is dependent on a review of the account including credit bureau reports, obligor payment history, and/or Dunn & Bradstreet reports. In cases where the obligor has filed for bankruptcy, the ABS legal recovery department follows up with the debtor to determine whether it intends to assume or reject the contract. In addition, the department pursues the non-bankrupt debtors while reviewing the fair market value of the equipment, the remaining balance of the contract, and the credit of the non-bankrupt obligors. If the bankruptcy department cannot settle with the non-bankrupt obligors, the file may be passed to the litigators for suit. In many cases, although the obligor has filed for bankruptcy protection from its creditors, it continues to make regular payments on its contract to ABS.

                        SUBSTITUTIONS AND MODIFICATIONS

     Pursuant to the Indenture, the Originator will have the right (but not the obligation) at any time to substitute one or more Contracts (each a "Substitute Contract") for a Contract ("Predecessor Contract") if:

          (i) the Predecessor Contract then meets the requirements for being a "Defaulted Contract," and

          (ii) the Aggregate Contract Balance(s) of such Substitute Contract or Contracts is at least equal to the Aggregate Contract Balance(s) of such Predecessor Contract or Contracts, each as of the Calculation Date immediately following the date of such substitution and calculated, with respect to the Predecessor Contract, as if such Predecessor Contract were not a Defaulted Contract.


     The Indenture requires that the delivery of Substitute Contracts cannot result in a material reduction in the aggregate Booked Residual Value of all equipment as of the time of such substitution.


     In addition, the Servicer has the right to modify the payment terms of the Contracts under certain circumstances, provided the Contract, as modified, (i) has a Contract Principal Balance not lower than the Contract Principal Balance of the Contract prior to the modification and (ii) does not have a maturity date later than the maturity date of the Contract then pledged to the Trustee that has the latest maturity date of all the Contracts then included in the Trust Estate. See "Description of the Notes -- Remittance and Other Servicing Procedures" for a description of additional provisions regarding modifications.

     Upon repossession and disposition of any Equipment subject to a Defaulted Contract, any deficiency remaining will be pursued to the extent deemed practicable by the Servicer. The Servicer on behalf of the holder of the Residual Interest is directed to maximize the residual value of the Equipment relating to any Defaulted Contract (the "Net Residual Value"), and, in such regard, the Servicer may sell such Equipment at the best available price, refurbish such Equipment and re-lease or sell such Equipment to third parties, or take any other commercially reasonable steps to maximize such Equipment's Net Residual Value. Defaulted Residual Receipts with respect to any such Defaulted Contract, including any future payments received with respect to such Defaulted Contracts, shall be paid to the Collection Account as Available Funds. If the Servicer reasonably believes that the Net Residual Value of any Equipment is zero or de minimis, it will dispose of such Equipment in accordance with its standard procedures.

                            STATISTICAL INFORMATION


     The statistical information presented in this Prospectus concerning the pool of Contracts as of the Cut-Off Date is based on the number and the Aggregate Contract Principal Balance of the Initial Contracts as of the Cut-Off Date (the "Original Aggregate Contract Principal Balance"). The Aggregate Contract Principal Balance of the Initial Contracts as of the Cut-Off Date is $368,577,602.40 using the Statistical Discount Rate. The Aggregate Contract Principal Balance of the Initial Contracts as of the Cut-Off Date is $ using the Actual Discount Rate. The statistical distribution of such characteristics of the Initial Contracts as of the Cut-Off Date using the Actual Discount Rate will vary somewhat from the statistical distribution of such characteristics of the Initial Contracts as of the Cut-Off Date using the Statistical Discount Rate as presented in this Prospectus, although such variance will not be material. In addition, certain Initial Contracts included in the statistical information included herein were determined not to meet the eligibility requirements for the final pool. As a result, the statistical distribution of characteristics as of the Closing Date for the final Contract pool will vary somewhat from the statistical distribution of such characteristics as presented in this Prospectus, although such variance will not be material.



     Unless otherwise noted, all calculations of Contract Principal Balances with respect to the Initial Contracts and all statistical percentages in this Prospectus are measured by the Original Aggregate Contract Principal Balance (calculated using the Statistical Discount Rate). Furthermore, in all instances in this Prospectus where the Statistical Discount Rate is used to calculate the Contract Principal Balances, such calculation is performed by discounts related to Scheduled Payments at the same payment interval of the related Contract.

     Following is certain statistical information relating to the Initial Contracts, calculated as of the Cut-Off Date. Certain columns may not add to 100% due to rounding.

     CERTAIN INFORMATION WITH RESPECT TO THE CONTRACTS AND THE USERS. The following tables summarize certain information with respect to the Contracts and the Users as of the Cut-Off Date.

                       DISTRIBUTION OF CONTRACTS BY STATE


                                                                                                        PERCENTAGE OF
                                                          PERCENTAGE OF                                    ORIGINAL
                                            NUMBER OF       NUMBER OF       AGGREGATE CONTRACT        AGGREGATE CONTRACT
                  STATE                     CONTRACTS       CONTRACTS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------   ---------     -------------     -------------------     ----------------------
AK.......................................         76            0.13%         $    546,487.77                 0.15%
AL.......................................        671            1.17%            4,227,321.29                 1.15%
AR.......................................        297            0.52%            1,914,572.48                 0.52%
AZ.......................................        986            1.71%            6,344,595.91                 1.72%
CA.......................................      8,154           14.17%           55,973,967.65                15.19%
CO.......................................      1,043            1.81%            6,576,153.72                 1.78%
CT.......................................      1,216            2.11%            7,262,063.63                 1.97%
DC.......................................        335            0.58%            2,868,228.41                 0.78%
DE.......................................        378            0.66%            1,932,260.03                 0.52%
FL.......................................      4,970            8.64%           29,470,657.74                 8.00%
GA.......................................      1,952            3.39%           13,267,511.78                 3.60%
HI.......................................        117            0.20%              707,987.96                 0.19%
IA.......................................        171            0.30%              967,875.60                 0.26%
ID.......................................        213            0.37%            1,581,082.37                 0.43%
IL.......................................      1,513            2.63%           10,616,940.14                 2.88%
IN.......................................        595            1.03%            3,465,207.22                 0.94%
KS.......................................        248            0.43%            1,459,009.58                 0.40%
KY.......................................        520            0.90%            3,002,517.09                 0.81%
LA.......................................        233            0.40%            1,337,555.61                 0.36%
MA.......................................      1,870            3.25%           12,172,050.09                 3.30%
MD.......................................      1,421            2.47%            8,524,420.98                 2.31%
ME.......................................        308            0.54%            1,546,756.11                 0.42%
MI.......................................        791            1.37%            5,079,134.69                 1.38%
MN.......................................        458            0.80%            2,985,037.76                 0.81%
MO.......................................        655            1.14%            4,471,172.56                 1.21%
MS.......................................        238            0.41%            1,575,139.05                 0.43%
MT.......................................        108            0.19%              539,905.61                 0.15%
NC.......................................      1,525            2.65%            9,080,530.05                 2.46%
ND.......................................         57            0.10%              213,485.91                 0.06%
NE.......................................         84            0.15%              527,085.21                 0.14%
NH.......................................        370            0.64%            2,269,165.88                 0.62%
NJ.......................................      4,503            7.83%           28,998,094.39                 7.87%
NM.......................................        276            0.48%            1,651,159.51                 0.45%
NV.......................................        339            0.59%            2,224,651.57                 0.60%
NY.......................................      5,160            8.97%           33,685,187.43                 9.14%
OH.......................................      1,879            3.27%           10,987,824.21                 2.98%
OK.......................................        485            0.84%            2,924,107.62                 0.79%
OR.......................................        576            1.00%            3,803,263.83                 1.03%
PA.......................................      3,216            5.59%           18,880,601.71                 5.12%
RI.......................................        378            0.66%            2,326,876.87                 0.63%
SC.......................................        657            1.14%            3,900,817.21                 1.06%
SD.......................................         54            0.09%              299,507.01                 0.08%
TN.......................................        722            1.25%            4,707,867.60                 1.28%
TX.......................................      4,634            8.05%           30,910,590.92                 8.39%
UT.......................................        218            0.38%            1,918,636.04                 0.52%
VA.......................................      1,337            2.32%            8,914,208.75                 2.42%
VI.......................................        111            0.19%              241,162.73                 0.07%
VT.......................................        142            0.25%              747,006.12                 0.20%
WA.......................................        654            1.14%            4,812,794.08                 1.31%
WI.......................................        411            0.71%            2,827,697.22                 0.77%
WV.......................................        147            0.26%              930,889.47                 0.25%
WY.......................................         62            0.11%              378,778.23                 0.10%
                                               -----          ------           --------------               ------
                                              57,534          100.00%         $368,577,602.40               100.00%

            DISTRIBUTION OF CONTRACTS BY CONTRACT PRINCIPAL BALANCE


                                                                                      PERCENTAGE OF ORIGINAL
                                             PERCENTAGE OF                              AGGREGATE BALANCE
                               NUMBER OF       NUMBER OF       AGGREGATE CONTRACT       CONTRACT PRINCIPAL
CONTRACT PRINCIPAL BALANCE     CONTRACTS       CONTRACTS       PRINCIPAL BALANCE             BALANCE
---------------------------    ---------     -------------     ------------------     ----------------------
      0.00 -    5,000.00...     35,537            61.77%        $   73,335,058.86              19.90%
  5,000.01 -    10,000.00..     11,478            19.95%            80,909,047.23              21.95%
 10,000.01 -    15,000.00..      4,743             8.24%            58,045,996.78              15.75%
 15,000.01 -    20,000.00..      2,380             4.14%            40,842,268.43              11.08%
 20,000.01 -    25,000.00..      1,220             2.12%            27,230,026.41               7.39%
 25,000.01 -    30,000.00..        755             1.31%            20,686,789.92               5.61%
 30,000.01 -    35,000.00..        454             0.79%            14,704,116.57               3.99%
 35,000.01 -    40,000.00..        287             0.50%            10,712,867.74               2.91%
 40,000.01 -    45,000.00..        184             0.32%             7,773,380.71               2.11%
 45,000.01 -    50,000.00..        141             0.25%             6,698,421.62               1.82%
 50,000.01 -    60,000.00..        148             0.26%             8,011,305.90               2.17%
 60,000.01 -    70,000.00..         63             0.11%             4,068,253.93               1.10%
 70,000.01 -    80,000.00..         34             0.06%             2,534,686.68               0.69%
 80,000.01 -    90,000.00..         27             0.05%             2,304,353.05               0.63%
 90,000.01 -    100,000.00..        22             0.04%             2,092,682.88               0.57%
100,000.01 -    125,000.00..        30             0.05%             3,342,546.61               0.91%
125,000.01 -    150,000.00..        14             0.02%             1,890,046.86               0.51%
150,000.01 -    175,000.00..         9             0.02%             1,445,446.32               0.39%
175,000.01 -    200,000.00..         4             0.01%               731,238.38               0.20%
greater than 200,000.01....
                                     4             0.01%             1,219,067.52               0.33%
                                 -----           ------            --------------             ------
                                57,534           100.00%        $  368,577,602.40             100.00%

                          DISTRIBUTION OF CONTRACTS BY

                      REMAINING MONTHS TO STATED MATURITY


                            PERCENTAGE OF
                              NUMBER OF                              PERCENTAGE OF ORIGINAL
REMAINING     NUMBER OF       CONTRACTS       AGGREGATE CONTRACT       AGGREGATE CONTRACT
  TERM        CONTRACTS        BALANCE        PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------     ---------     -------------     ------------------     ----------------------
    0-12        12,598           21.90%        $   18,526,542.21               5.03%
   13-24        17,703           30.77%            76,150,410.84              20.66%
   25-36        14,594           25.37%           108,568,002.44              29.46%
   37-48         6,749           11.73%            77,036,253.36              20.90%
   49-60         5,357            9.31%            79,835,523.39              21.66%
   61-72           529            0.92%             8,312,759.60               2.26%
   73-84             4            0.01%               148,110.56               0.04%
                 -----          ------            --------------             ------
                57,534          100.00%        $  368,577,602.40             100.00%


                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

EQUIPMENT


                                                       PERCENTAGE OF                              PERCENTAGE OF ORIGINAL
                                        NUMBER OF        NUMBER OF         AGGREGATE CONTRACT       AGGREGATE CONTRACT
              DESCRIPTION               CONTRACTS    CONTRACTS BALANCE      PRINCIPAL BALANCE       PRINCIPAL BALANCE
  -----------------------------------   ---------    ------------------    -------------------    ----------------------
  Agriculture Equipment..............         32             0.06%           $    384,328.88                0.10%
  Amusement..........................         46             0.08%                408,757.69                0.11%
  Audio/Video Equipment..............      1,108             1.93%              6,437,756.93                1.75%
  Automotive Equipment...............      1,639             2.85%             14,301,002.42                3.88%
  Cleaning/Laundry Equipment.........        951             1.65%              7,555,529.29                2.05%
  Communications.....................         29             0.05%                253,590.75                0.07%
  Computers/Software.................     13,201            22.94%            100,244,759.69               27.20%
  Construction/Industrial
    Equipment........................      2,464             4.28%             18,387,425.53                4.99%
  Furniture..........................        737             1.28%              7,024,386.82                1.91%
  Health/Fitness.....................        177             0.31%              1,570,312.91                0.43%
  Landscaping Equipment..............        285             0.50%              1,946,415.66                0.53%
  Mailing Machines & Equipment.......      1,852             3.22%              7,924,088.79                2.15%
  Measuring Equipment................         43             0.07%                321,903.47                0.09%
  Medical Equipment..................      1,462             2.54%             18,458,801.31                5.01%
  Mobile Communications..............        235             0.41%              1,164,680.69                0.32%
  Office Machines....................     14,351            24.94%             89,305,751.17               24.23%
  Packaging Equipment................         31             0.05%                459,995.88                0.12%
  Photography Equipment..............        496             0.86%              3,536,041.18                0.96%
  Printing Press/ Type Setter........        187             0.33%              1,898,697.52                0.52%
  Refrigerators/Restaurants..........      1,802             3.13%              9,907,865.78                2.69%
  Retail Business Equipment..........      5,023             8.73%             11,484,677.03                3.12%
  Security/Alarm System..............      3,369             5.86%             14,865,277.11                4.03%
  Security Equipment.................      3,846             6.68%             21,973,997.56                5.96%
  Sewing and Embroidery..............         84             0.15%              1,286,781.29                0.35%
  Stenograph/Court Reporters.........        829             1.44%              2,699,614.70                0.73%
  Vending Equipment..................        319             0.55%              2,654,291.59                0.72%
  Water Coolers......................        663             1.15%                922,669.49                0.25%
  Woodworking Equipment..............         45             0.08%                655,260.01                0.18%
  Other..............................      2,228             3.87%             20,542,941.26                5.57%
                                        ---------         -------          -------------------           -------
                                          57,534           100.00%           $368,577,602.40              100.00%

     HISTORICAL DELINQUENCY INFORMATION. Delinquency information for equipment leases in the Servicer's servicing portfolio.


                                  DECEMBER 31,

             HISTORICAL DELINQUENCY EXPERIENCE SERVICING PORTFOLIO

                           (IN THOUSANDS OF DOLLARS)



                                          DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                              1997              1996              1995              1994              1993
                                         ---------------   ---------------   ---------------   ---------------   ---------------
                                            $        %        $        %        $        %        $        %        $        %
                                         --------   ----   --------   ----   --------   ----   --------   ----   --------   ----
Total Receivables Balance(1)...........  $674,570          $614,828          $460,224          $317,295          $202,963
                                         --------   ----   --------   ----   --------   ----   --------   ----   --------   ----
No. of Delinquent Days
31-60 Days.............................    31,226   4.63     34,521   5.61     24,481   5.32     13,370   4.21     11,590   5.71
61-90 Days.............................    11,920   1.77      9,705   1.58      5,890   1.28      4,928   1.55      3,126   1.54
91 Days +..............................     9,189   1.36      6,702   1.09      4,828   1.05      2,674   0.84      1,619   0.80
                                         --------   ----   --------   ----   --------   ----   --------   ----   --------   ----
Total Delinquency......................  $ 52,335   7.76     50,928   8.28     35,199   7.65     20,972   6.61     16,335   8.05


---------------

(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases in the Servicer's servicing portfolio.

     HISTORICAL DEFAULT EXPERIENCE. Loss information for the Servicer's servicing portfolio is set forth below.

                 HISTORICAL LOSS EXPERIENCE SERVICING PORTFOLIO

                           (IN THOUSANDS OF DOLLARS)


                                                                               YEAR ENDED DECEMBER 31,
                                                             ------------------------------------------------------------
                                                               1997         1996         1995         1994         1993
                                                             --------     --------     --------     --------     --------
Average Receivables Outstanding(1).......................    $652,607     $551,645     $394,910     $259,500     $146,920
Net Losses...............................................    $ 15,293     $ 10,356     $  6,320     $  3,426     $  3,178
Net Losses as a Percentage of Average Receivables........        2.34%        1.88%        1.60%        1.32%        2.16%

---------------


(1) Equals the arithmetic average of each month's Receivable Balance within this period specified. The Receivable Balance is equal to the aggregate future rent owing on the leases.

                            DESCRIPTION OF THE NOTES

     GENERAL. The Notes will be issued pursuant to the Indenture. The Notes will be available only in book-entry form; see "Appendix 1--Book-Entry Registration."

     PAYMENT DATES. Payments on the Notes will be made on the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing on March 15, 1998 (each, a "Payment Date"), to holders of record on the last day of the immediately preceding calendar month (each, a "Record Date").

     INTEREST PAYMENTS. On each Payment Date, the interest due (the "Interest Payments") with respect to each Class of Notes since the last Payment Date, or in the case of the first Payment Date, since the Closing Date, will be the interest that has accrued on such Notes since the last Payment Date, or in the case of the first Payment Date, since the Closing Date (each such period, an "Interest Accrual Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Balance") of the Notes of each Class, after giving effect to payments of principal, on the preceding Payment Date.

     INTEREST-ONLY PERIOD. From time to time the Issuers may pledge Additional Property to the Trustee. The Indenture provides that, unless a Required Amortization Event occurs prior to the Stated Amortization Date, amounts which would otherwise be paid as principal to the holders of the Notes will be released to the Issuers in consideration of the Issuers' pledge to the Trustee, for the benefit of the Noteholders, of Additional Property, with the result that the Noteholders will receive payments of interest only, and no payments of principal, on each Payment Date prior to and including the November 1998 Payment Date.

     PRINCIPAL PAYMENTS. Unless a Required Amortization Event occurs earlier, the Noteholders will receive no principal payments until the December 1998 Payment Date.

     For each Payment Date during the Amortization Period, the Notes of each Class will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "--Flow of Funds."

     On each Payment Date during the Amortization Period, to the extent funds are available therefor, the principal will be paid to the Noteholders in the following priority: (a)(i) to the Class A Noteholders only (in "sequential-pay" fashion to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in that order), until the Outstanding Principal Balance on the Class A Notes has been reduced to zero, the Class A Principal Payment, (b) to the Class B Noteholders, until the Outstanding Principal Balance on the Class B Notes has been reduced to zero, the Class B Principal Payment, (c) to the Class C Noteholders, the Class C Principal Payment and, following the funding of the Reserve Account to its required level, (d) to the Class D Noteholders, the Class D Principal Payment until the Outstanding Principal Balance on the Class D Notes has been reduced to zero.

     The Indenture provides that if the Class A-3 Notes are redeemed separately pursuant to a Class A-3 Special Redemption, the Class A-3 Notes will be deemed to have been repurchased by the Issuers. In such event, the Issuers will be entitled to receive payments of principal and interest on the Class A-3 Notes, and the Class A-3 Outstanding Principal Balance will thereafter continue to amortize in the "sequential-pay" structure described herein. As a result of the provisions, if the Class A-3 Notes had previously been redeemed, the Class A-4 Notes will begin receiving Principal Payments on the same Payment Date as they would have had the Class A-3 Notes not previously been redeemed.

     In addition, on each Payment Date, any Principal Payment shortfalls for any prior Payment Date shall accrue and be due to the related Noteholders (such Principal Payment shortfalls on the Class A-1 Notes, the "Class A-1 Overdue Principal," the Class A-2 Notes, the "Class A-2 Overdue Principal," the Class A-3 Notes, the "Class A-3 Overdue Principal," the Class A-4 Notes, the "Class A-4 Overdue Principal," the Class B Notes, the "Class B Overdue Principal," the Class C Notes, the "Class C Overdue Principal" and the Class D Notes, the "Class D Overdue Principal") on subsequent Payment Dates.

     "The "Class A Principal Payment" is, with respect to any Payment Date, the excess of (x) the aggregate Outstanding Principal Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the Class A Target Investor Principal Amount and (B) the excess of
(1) the Aggregate Contract Principal Balance as of the last day of the related Collection Period over (2) the Class D Floor.

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

     The "Class B Principal Payment" is, with respect to any Payment Date, the excess of (x) the aggregate Outstanding Principal Balance of the Class B Notes immediately prior to such Payment Date over (y) the lesser of (A) the Class B Target Investor Principal Amount and (B) the excess of (1) the Aggregate Contract Principal Balance as of the last day of the related Collection Period over (2) the Class D Floor.

     The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.

     The "Class C Principal Payment" is, with respect to any Payment Date, the excess of (x) the aggregate Outstanding Principal Balance of the Class C Notes immediately prior to such Payment Date over (y) the lesser of (A) the Class C Target Investor Principal Amount and (B) the excess of (1) the Aggregate Contract Principal Balance as of the last day of the related Collection Period over (2) the Class D Floor.

     The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.


     The "Class D Floor" with respect to each Payment Date means (a) 3.50% of the Original Aggregate Contract Principal Balance, plus, (b) the Cumulative Loss Amount on the immediately preceding Payment Date, minus (c) the lesser of (1) the Reserve Account Floor and (2) the amount on deposit in the Reserve Account at the opening of business on such Payment Date.



     The "Class D Principal Payment" is the amount necessary to reduce the Outstanding Principal Balance of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor; provided, however, that upon the payment of the aggregate Outstanding Principal Balance of the Offered Notes has been reduced to zero, the Class D Principal Payment shall equal to excess of (x) the Aggregate Contract Principal Balance as of the second preceding Calculation Date over (y) the sum of (A) the Aggregate Contract Principal Balance as of the preceding Calculation Date, plus, (B) the sum of the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment on such Payment Date.


     The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage and (b) the Aggregate Contract Principal Balance as of the related Calculation Date.


     The "Class A Percentage" is 88.32%; the "Class B Percentage" is 5.05%, the "Class C Percentage" is 2.03% and the "Class D Percentage" is 4.00%.


     The outstanding Class A-1 Note principal balance for any Payment Date shall be equal to the Class A-1 Initial Principal Balance less any Principal Payments previously made on the Class A-1 Notes, and less any Class A-1 Allocated Loss Amount (the "Class A-1 Principal Balance"); the outstanding Class A-2 Note principal balance for any Payment Date shall be equal to the Class A-2 Initial Principal Balance less any Principal Payments previously made on the Class A-2 Notes, and less any Class A-2 Allocated Loss Amount (the "Class A-2 Principal Balance"); the outstanding Class A-3 Note principal balance for any Payment Date shall be equal to the Class A-3 Initial Principal Balance less any Principal Payments previously made on the Class A-3 Notes, and less any Class A-3 Allocated Loss Amount (the "Class A-3 Principal Balance"); the outstanding Class A-4 Principal Balance for any Payment Date shall be equal to the Class A-4 Principal Balance less any Principal Payments previously made on the Class A-4 Notes, and less any Class A-4 Allocated Losses (the "Class A-4 Principal Balance," together with the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance as of such date, the "Class A Principal Balance" as of such date); the outstanding Class B Note principal balance for any Payment Date shall be equal to the Class B Initial Principal Balance less any Principal Payments previously made on the Class B Notes, and less any Class B Allocated Loss Amount (the "Class B Principal Balance"); the outstanding Class C Note principal balance for any Payment Date shall be equal to the Class C Initial Principal Balance less any Principal Payments previously made on the Class C Notes, and less any Class C Allocated Loss Amount (the "Class C Principal Balance"); the outstanding Class D Note principal balance for any Payment Date shall be equal to the Class D Initial Principal Balance less any Principal Payments previously made on the Class D Notes, and further less any Class D Allocated Loss Amount (the "Class D Principal Balance").


     The "Cumulative Loss Amount" means, with respect to each Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Principal Balance of the Offered Notes after giving effect to all payments on such Payment Date, over
(b) the Aggregate Contract Principal Balance as of the related Calculation Date.


     FLOW OF FUNDS.   The Indenture will require that the Trustee establish an
account (the "Collection Account") and that the Servicer deposit to the Collection Account (or the Advance Payment Account, as described herein), all collections or receipts received by the Servicer on the Contracts no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment.

     A. On each Payment Date prior to the Amortization Date, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account and, with respect to paragraph (vi), from amounts on deposit in the Additional Property Funding Account, in the following order of priority:

     (i) from the Available Funds, to the Servicer, any unrecoverable Servicer Advances;

     (ii) from the Available Funds then remaining in the Collection Account, to the servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

     (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period; pari passu with respect to each Class of Class A Notes;

     (iv) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Period;

     (v) from the Available Funds then remaining in the Collection Account, to the Class C Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

     (vi) from the sum of (x) the Available Funds then remaining in the Collection Account, and (y) the amount then on deposit in the Additional Property Funding Account (such sum, the "Available Additional Property Funding Amount"), as follows:


          (A) to the Issuers, an amount equal to the least of:



             (i) the Available Additional Property Funding Amount;



             (ii) the sum of (a) the excess of (x) the Aggregate Contract Principal Balance as of the second preceding Calculation Date over the Aggregate Contract Principal Balance as of the preceding Calculation Date plus (b) the amount on deposit in the Additional Property Funding Account at the opening of business on such Payment Date (such sum, the "Additional Property Funding Requirement" for such Payment Date); and



             (iii) the Aggregate Contract Principal Balances of all Additional Contracts actually pledged to the Trustee on such Payment Date; and


          (B) to the Additional Property Funding Account, the lesser of:


             (i) the excess, if any, (x) the Additional Property Funding Requirement for such Payment Date over (y) the amount described in clause (A)(iii) above; and

             (ii) the remaining Available Additional Property Funding Amount;

             (vii) On and after each Payment Date after the Reserve Account Funding Date, from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

             (viii) from the Available Funds then remaining in the Collection Account to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

             (ix) upon the occurrence and continuance of a Residual Event (as defined in the Indenture), the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in the Available Funds for such Payment Date will be deposited to the Residual Account;

             (x) from the Closing Date until the Reserve Account Funding Date, the Servicing Fee otherwise payable to ABS shall be deposited to the Reserve Account;

             (xi) to ABS, the amount of any Servicing Fee previously due to it but deposited to the Reserve Account; and

             (xii) to the Issuers, as the holders of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

     B. On the Payment Date which is also the Amortization Date and on each Payment Date thereafter, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

     (i) from the Available Funds, to the Servicer, any unrecoverable Servicer Advances;

     (ii) from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

     (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period, pari passu with respect to each Class of Class A Notes;

     (iv) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Period;

     (v) from the Available Funds then remaining in the Collection Account, to the Class C Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

     (vi) until the Class A Principal Amount has been reduced to zero, from the Available Funds then remaining in the Collection Account, the Class A Principal Payment and the Class A Overdue Principal;

     (vii) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment and the Class B Overdue Principal;

     (viii) until the Class C Principal Balance has been reduced to zero, to the Class C Noteholders, from the Available Funds then remaining in the Collection Account, the Class C Principal Payment and the Class C Overdue Principal;

     (ix) on each Payment Date after the Reserve Account Funding Date from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

     (x) from the Available Funds then remaining in the Collection Account, to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

     (xi) upon the occurrence and continuance of a Residual Event (as defined in the Indenture), the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in Available Funds for such Payment Date will be deposited to the Residual Account;

     (xii) from the Closing Date until the Reserve Account Funding Date, the Servicing Fee otherwise payable to ABS shall be deposited to the Reserve Account;

     (xiii) from the Available Funds then remaining in the Collection Account, to the Class D Noteholders, the Class D Principal Payment and the Class D Overdue Principal,

     (xiv) to ABS, the amount of any Servicing Fee previously due to it but deposited to the Reserve Account; and

     (xv) to the Issuers, as the holder of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.


     Residual Receipts will be included in "Available Funds" only through the Payment Date on which Residual Receipts used (without duplication) to cover amounts owing the Offered Noteholders and the Servicer, on deposit in the Residual Account, or withdrawn from the Residual Account as a result of a
shortfall equals $           (the "Residual Cap Amount"). Once the Residual Cap
Amount has been reached, Residual Receipts will no longer be required to be remitted to the Trustee as "Available Funds," and will be released to the Issuers free and clear and the lien of the Indenture (whether or not a Residual Event is then in effect, or occurs thereafter). See "Application of Residual Receipts" below.


     The Indenture additionally provides that on the Payment Date which is also the Amortization Date, all amounts then on deposit in the Additional Property Funding Account will be applied as Available Funds, and the Additional Property Funding Account will be closed.


     REQUIRED AMORTIZATION EVENTS.   The earliest to occur of any of the
following: (i) the occurrence of an Events of Servicer Termination or an Event of Default, (ii) the amount on deposit in the Additional Property Funding Account exceeds $3,000,000, (iii) the bankruptcy of the Servicer or either of the Issuers, (iv) as of any Calculation Date, the ratio of the Aggregate Contract Balance of Delinquent Contracts which are 31 days or more delinquent to the aggregate Contract Balance, exceeds 11.50%, (v) as of any Calculation Date, the 3 month average ratio of the aggregate Contract Balance of all Contracts which become Defaulted Contracts to the Aggregate Contract Principal Balances, exceeds 3.75%, (vi) the amount on deposit in the Reserve Account falls below the level of the Reserve Account Initial Deposit or (vii) the percentage equivalent of a fraction, the numerator of which is the Outstanding Principal Balance of the Offered Notes (after taking into account all payments to be made on such payment Date, but prior to taking into account any allocation of the Senior Allocated Loss Amount, if any, for such Payment Date) and the denominator of which is the sum of the Aggregate Contract Principal Balance as of the related Calculation Date, plus the amount on deposit in the Reserve Account and in the Additional Property Funding Account at the end of such Payment Date exceeds 96.00%. As used in clause (iv) above, and elsewhere herein, the term "Contract Balance" means, with respect to a Contract, as of any date, the aggregate undiscounted amount of all remaining Scheduled Payments. The "Aggregate Contract Balance" is, as of any date, the sum of the Contract Balances as of the prior Calculation Date.


     AFFIRMATIVE COVENANTS.   The Originator will covenant and agree in the
Contribution Agreement, among other things, that during the Interest-Only Period, (i) the Originator will remain in the business of originating and purchasing equipment and related leases, loans, and other contracts substantially similar to the Initial Equipment and Initial Contracts, (ii) the Originator will use its best efforts to originate and purchase such equipment and related leases, loans and other contracts in a quantity no less than the cumulative amount during the Interest-Only Period of (a) amounts remaining on deposit in the Collection Account after making certain payments as described herein and (b) amounts on deposit in the Additional Property Funding Account and (iii) the Originator will not sell, or enter into agreements to sell, such equipment or related leases, loans and other contracts to others in a manner which would materially and adversely affect the Originator's ability to perform its obligations under the Contribution Agreement, to make available Additional Contracts for pledge by the Issuers to the Trustee.

     "CLEAN-UP CALL" REDEMPTION.   The Issuers will have the option, subject to
certain conditions, to redeem all, but not less than all, of the Notes of all Classes as on Payment Date on which the Aggregate Contract Principal Balance (after giving effect to the payment of principal on such Payment Date) is less than or equal to 10% of the Original Aggregate Contract Principal Balance. The Issuers will give notice of such redemption to the Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount of the Notes so called for redemption and all accrued and unpaid interest as of the Payment Date fixed for redemption.


     CLASS A-3 SPECIAL REDEMPTION.   The Class A-3 Notes may be redeemed (a
"Class A-3 Special Redemption") on any Payment Date, at a price equal to the sum of (i) the then Class A-3 Principal Balance, accrued and unpaid interest thereon and (ii) the Class A-3 Special Redemption Premium. The Class A-3 Special Redemption Premium is payable only in the event that the Issuers exercise the Class A-3 Special Redemption and not in the event of a "clean-up call" redemption.



     The "Class A-3 Special Redemption Premium" shall equal the excess, if any, discounted as described below, of (a) the amount of interest that would accrue on the aggregate Outstanding Principal Balance of the Class A-3 Notes at the Class A-3 Interest Rate during the period commencing on and including the Payment Date on which such Class A-3 Special Redemption Premium is required to be paid to the Class A-3 Noteholders to but excluding the [Insert Class A-3 expected maturity date], over (b) the amount of interest that would have accrued on the aggregate Outstanding Principal Balance of the Class A-3 Notes over the same period at a rate per annum of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date on the [insert benchmark Treasury for Class A-3 Note]. Such excess shall be discounted to the present value to such Payment Date at the applicable yield described in clause
(b) above.



The Indenture provides that if the Class A-3 Notes are redeemed separately pursuant to a Class A-3 special redemption, the Class A-3 Notes will be deemed to have been repurchased by the Issuers. In such an event, the Issuers will be entitled to receive payments of principal and interest on the Class A-3 Notes, and the Class A-3 Outstanding Principal Balance will thereafter continue to amortize in the "sequential-pay" structure described herein. As a result of such provisions, if the Class A-3 Notes had previously been redeemed, the Holders of the Class A-4 Notes will begin receiving Principal Payments on the same Payment Date as they would have had the Class A-3 Notes not previously been redeemed. As a result of the provisions, if the Class A-3 Notes had previously been redeemed, the Class A-4 Notes will begin receiving Principal Payments on the same Payment Date as they would have had the Class A-3 Notes not previously been redeemed.



     SUBORDINATION PROVISIONS.   A portion of the credit enhancement available
for the benefit of the Class A Noteholders is provided by the subordination of the Class B Notes, of the Class C Notes, of the Class D Notes and of the Residual Interest. A portion of the credit enhancement available for the benefit of the Class B Noteholders is provided by the subordination of the Class C Notes, the Class D Notes and of the Residual Interest. A portion of the credit enhancement available for the benefit of the Class C Noteholders is provided by the subordination of Class D Notes and by the Residual Interest.


     The cash flow and subordination provisions of the Indenture provide that Available Funds on each Payment Date will be used to fund payments to the Noteholders (and to pay the fees and expenses of the Servicer). "Available Funds" with respect to a Payment Date generally include (i) amounts collected during the immediately preceding Collection Period with respect to the Contracts and the Equipment, including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Residual Receipts, Prepayment Amounts, and investment earnings on each of the Accounts plus (ii) amounts transferred from the Reserve Account with respect to such payment Date and deposited in the Collection Account.

     On each Payment Date prior to the Amortization Date, with respect to amounts due to the Offered Noteholders, the Indenture requires that there be paid, first, interest (together with any overdue interest and interest thereon) to the Class A Noteholders; second, interest (together with any overdue interest and interest thereon) to the Class B Noteholders; and, third, interest (together with any overdue interest and interest thereon) to the Class C Noteholders.

     On and after the Payment Date which is also the Amortization Date, with respect to amounts due to the Offered Noteholders, the Indenture requires that there be paid, first, interest (together with any overdue interest and interest thereon) to the Class A Noteholders; second, interest (together with any overdue interest and interest thereon) to the Class B Noteholders; third, interest (together with any overdue interest and interest thereon) to the Class C Noteholders; fourth, principal to the Class A Noteholders (to be paid in "sequential-pay" fashion); fifth, principal to the Class B Noteholders; and sixth, principal to the Class C Noteholders, as further described herein.

     If, on any Payment Date, and after taking into account all payments of principal and interest made on such Payment Date, the aggregate Outstanding Principal Balances of all Notes exceeds the Aggregate Contract Principal Balance as of the related Calculation Date, such excess will be applied to reduce the Outstanding Principal Balance of the Class D Notes (but not below zero); any amount so applied is a "Class D Allocated Loss."

     ALLOCATION OF LOSSES.   The Indenture provides that if the Outstanding
Principal Balance of the Notes ever exceeds the Aggregate Contract Principal Balance (i.e., the Notes are "undercollateralized"), the Outstanding Principal Balances of the Notes will be "written down" in inverse order of seniority such that parity is achieved.


     Specifically, as of any Payment Date, the "Class D Allocated Loss Amount" is the lesser of (i) the Outstanding Principal Balance of the Class D Notes and
(ii) the amount, if any, by which (x) the Outstanding Principal Balance of the Notes (after taking into account all payments of principal made on such Payment
Date) exceeds (y) the Aggregate Contract Principal Balance as of the related Calculation Date; and the "Senior Allocated Loss Amount" is the amount, if any, by which (x) the Outstanding Principal Balance of the Offered Notes (after taking into account all payments of principal made on such Payment Date) exceeds
(y) the sum of the Aggregate Contract Principal Balance as of the related Calculation Date, plus the amounts then on deposit in the Reserve Account and the Residual Account at the end of such Payment Date.


     As of any Payment Date, and after taking into account all payments of principal on such Payment Date:

     The "Class C Allocated Loss Amount" is the lesser of (x) the Outstanding Principal Balance of the Class C Notes and (y) the excess of (A) the Senior Allocated Loss Amount for such Payment Date over (B) the Class D Allocated Loss Amount for such Payment Date.

     The "Class B Allocated Loss Amount" is the lesser of (x) the Outstanding Principal Balance of the Class B Notes and (y) the excess of (A) the Senior Allocated Loss Amount for such Payment Date over the sum of the Class D Allocated Loss Amount and the Class C Allocated Loss Amount for such Payment Date.

     The "Class A Allocated Loss Amount" is the lesser of (x) the Outstanding Principal Balance of the Class A Notes and (y) the excess of (A) the Senior Allocated Loss Amount for such Payment Date over the sum of the Class D Allocated Loss Amount, the Class C Allocated Loss Amount and the Class B Allocated Loss Amount for such Payment Date.

     The "Class A-1 Allocated Loss Amount," the "Class A-2 Allocated Loss Amount," the "Class A-3 Allocated Loss Amount" and the "Class A-4 Allocated Loss Amount" for a Payment Date are each such Class's pro rata portion of any Class A Allocated Loss Amount for such Payment Date.

     DEFAULTED CONTRACTS.   A "Defaulted Contract" will mean any Contract (a)(i)
that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any security deposit provided by the User (a "Security Deposit")) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred. With respect to any Contract, a "Release Event" is a payment in full of such Contract or a removal of such Contract by the Servicer pursuant to the terms of the Indenture.

     Since the Available Funds on any Payment Date commencing with the Amortization Date are applied in the order of priority described above under "Flow of Funds" until such Available Funds are exhausted, the effect of including in the required "Class A Principal Payment," "Class B Principal Payment," "Class C Principal Payment" and "Class D Principal Payment" the amount of deemed loss (i.e., the Contract Principal Balance of any Defaulted Contract) and prioritizing the payment of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment and the Class D Principal Payment (in that order) is to allocate losses first, to the holder of the Residual Interest, second, to the Class D Noteholders, third, to the Class C Noteholders, fourth, to the Class B Noteholders and fifth, to the Class A Noteholders.

     Through the operation of the "Class A Overdue Principal," "Class B Overdue Principal," "Class C Overdue Principal" and "Class D Overdue Principal" provisions, the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders are entitled to receive any aggregate, cumulative shortfalls of Class A Principal Amounts, Class B Principal Balances or Class C Principal Balances not paid on prior Payment Dates.

     APPLICATION OF RESIDUAL RECEIPTS.   On each Payment Date, Residual Receipts
shall be deposited into the Collection Account and applied as Available Funds until the aggregate, cumulative amount of Residual Receipts so applied since the
Closing Date (without duplication), exceeds $           (the "Residual Cap
Amount"), and will provide additional credit support to the Notes. Actual Residual Receipts may be more or less than the residual value of the Equipment recorded on the books of the Issuers (the "Booked Residual Value"). Under certain limited circumstances more fully described in the Indenture (a "Residual Event"), the Residual Receipts not distributed to Noteholders, or paid to the Servicer with respect to the Servicing Fee will be deposited in the Residual Account. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to pay the Servicing Fee owing the Servicer and to make interest and principal payments on the Notes. If, on any Payment Date, such shortfall(s) exist and both the Residual Account and the Reserve Account have amounts on deposit therein, the Indenture Provides that such shortfall shall first be funded from Residual Account moneys. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount and thereafter will be disbursed to the Issuers.


     RESERVE ACCOUNT.   The Noteholders will have the benefit of funds on
deposit in an account (the "Reserve Account") to the extent that, on any Payment Date, there is a shortfall in the amount available to pay amounts owing the Servicer or to make interest and principal payments on the Offered Notes. The
Reserve Account will be funded by an initial deposit of     % of the Initial
Principal Balance of all Offered Notes (such amount the "Reserve Account Initial Deposit"). Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account on each Payment Date, to the extent that the amount on deposit in the Reserve Account (the "Available Reserve Amount") is less than the Required Reserve Amount. The "Required Reserve Amount" equals [3.25]% of the then aggregate Outstanding Principal Balances of the Offered Notes, subject to a floor amount (the "Reserve Account Floor") equal to the lesser of (a) [1.00]% of the Initial Principal Balance of the Offered Notes and (b) the aggregate Outstanding Principal Balance of the Offered Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuers in accordance with the provisions of the Indenture.



     Amounts on deposit in the Reserve Account on any Payment Date shall be withdrawn therefrom and transferred to the Collection Account if the Available Funds (exclusive of such amounts transferred from the Reserve Account) with respect to such Payment Date are insufficient to fund in full the items described above under "Flow of Funds," if such items are of a higher priority than the funding of the Reserve Account (including during the Interest-Only Period, the funding of the Additional Property Funding Requirement to the extent permitted by the Indenture).

     Prior to the first date on which the Reserve Account is funded to the Required Reserve Amount (such date, the "Reserve Account Funding Date"), if ABS is then the Servicer, the Servicing Fee otherwise payable to ABS as Servicer will be deposited to the Reserve Account.


     RESIDUAL ACCOUNT.   The Trustee will establish and maintain an Eligible
Account (the "Residual Account"). Under certain limited circumstances more fully described in the Indenture (a "Residual Event"), Residual Receipts will be deposited in the Residual Account in accordance with the application of funds as further described in the Indenture. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to pay the amounts owing the Servicer and to make interest and principal payments on the Notes. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount and thereafter will be disbursed to the Issuers.


     REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR.   The Originator will
make certain warranties in the Receivables Transfer Agreement (as of the Closing Date with respect to the Initial Contracts and as of the related date of pledge with respect to the Additional Contracts, unless otherwise indicated), the benefits of which will be assigned to the Trustee, including that: (i) as of the Cut-Off Date, no more than 10% of a payment on any Contract was more than 60 days past due and (except for payments which are 60 days or less past due) there was no default, breach, violation or event permitting acceleration under the terms of any Contract, (ii) no provision of any Contract has been waived, altered or modified in any respect other than in compliance with the Credit and Collection Policy, except by instruments or documents contained in the related Contract File (other than payment delinquencies permitted under clause (i) above), (iii) each Contract represents the legal, valid and binding payment obligation of the User, enforceable in accordance with its terms, subject to certain restrictions imposed under bankruptcy laws and the availability of equitable relief, (iv) the Contracts generally are not, and will not be, subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, (v) all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of each Contract have been complied with in all material respects, (vi) each Contract contains provisions requiring the User to assume all risk of loss or malfunction of the related Equipment, and making the User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of setoff for any reason whatsoever, (vii) no Contract provides for the substitution, exchange or addition of any other items of equipment pursuant to such Contract which would result in any reduction of the total Scheduled Payments thereon or extension of payments due under each Contract except for such extensions which would not extend beyond the term of the Initial Contract with the longest remaining term as of the Closing Date,
(viii) each Contract was assignable by the Originator and is assignable by the Issuers, (ix) all necessary action shall have been taken by the Originator to transfer to the Issuers all of the Originator's right, title and interest in and to each Contract and the related Equipment, (x) neither the Contract nor the related Equipment has been sold, transferred, assigned or pledged by the Originator to any person other than the Issuers, and immediately prior to assigning or pledging the Contracts and the related Equipment to the Issuers, the Originator was the sole owner of each Contract and the related Equipment free and clear of any liens and encumbrances, (xi) no Contract has been satisfied, subordinated or rescinded, except for any Contract prepaid in full after the Cut-Off Date but before the Closing Date and (xii) no one User (including its affiliates) has Contracts with an Aggregate Contract Principal Balance that exceeds [1.5]% of the Original Aggregate Contract Principal Balance.


     The Originator will also represent that, as of the Closing Date, the Initial Contracts have the following characteristics assuming a discount rate equal to the Statistical Discount Rate: (A) each Initial Contract has a remaining term as of the Closing Date of not less than 2 months and not more than 77 months, (B) the weighted average remaining term of the Initial Contracts is approximately 36 months, (C) each Initial Contract has a Contract Principal Balance as of the Cut-Off Date of not more than $1,000,000, (D) as of the Cut-Off Date, no item of Equipment has been repossessed, (E) no more than 15.19% of the Original Aggregate Contract Principal Balance is attributable to Contracts with Users in any single state, and (F) no Initial Contract has a Scheduled Payment or Final Contract Payment due after May 4, 2004.

     With respect to any Additional Contracts pledged to the Trustee, for the benefit of the Noteholders, the Originator will make the following representations as of the date of the related pledge of such Additional Contracts assuming a discount rate equal to the Actual Discount Rate: (A) each Additional Contract has a remaining term as of the related Cut-Off Date of not
less than      months and not more than      months, (B) the weighted average
remaining term of the Contracts is not less than      months, (C) each
Additional Contract has a Contract Principal Balance as of the related Cut-Off Date of not more than $1,000,000, (D) as of the related Cut-Off Date, no item of Equipment related to the Additional Contracts has been repossessed, (E) no more
than     % of the Aggregate Contract Principal Balance for all Contracts on the
related Cut-Off Date is attributable to Contracts with Users in any single state and (F) no Additional Contract has a Scheduled Payment or Final Contract Payment
due after             , 200 .

     Such representations and warranties will survive the pledge of the Trust Estate to the Trustee, for the benefit of the Noteholders.

     Under the terms of the Receivables Transfer Agreement and the Indenture, the Originator will be obligated (x) to accept the reconveyance of any Contract and deposit the related Prepayment Amount with the Trustee, or (y) deliver a qualifying Substitute Contract, in either case on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty made by the Originator or the Servicer, respectively, that materially adversely affects such Contract, which breach has not been cured or waived in all material respects. This obligation either to accept the reconveyance of such Contract and remit the Prepayment Amount or deliver a qualifying Substitute Contract will constitute the sole remedy against the Originator available to the Issuers, the Trustee and the Noteholders for a breach of a representation or warranty made by the Originator, with respect to the required characteristics of the Contracts.

     INDEMNIFICATION.   The Receivables Transfer Agreement will provide that the
Originator will defend and indemnify the Issuers, the Trustee and the Noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by the Originator of its respective obligations (other than breach of the Originator's representations and warranties, with respect to which the sole remedy is expressly limited to the Originator's acceptance of the reconveyance of the affected Contracts and the remittance of the Prepayment Amount, or delivery of replacement Contracts, as discussed above) under the Receivables Transfer Agreement or (ii) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such loss, claim, damage or liability resulted from the Trustee's negligence or willful misconduct.

     The Indenture will also provide that the Servicer will defend and indemnify the Issuers, the Originator, the Trustee and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) the failure of the Servicer to perform its duties under the Indenture. Advanta Business Services Corp.'s obligations, as Servicer, to indemnify the Noteholders for acts or omissions of Advanta Business Services Corp. as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

     THE ACCOUNTS.   The Servicer is required to establish and maintain in
accordance with the Indenture five accounts (each, an "Account"), the "Collection Account," the "Advance Payment Account," the "Additional Property Funding Account," the "Residual Account" and the "Reserve Account" each to be held by the Trustee for the benefit of the Noteholders. Each such Account will be one or more segregated trust accounts.

     The Servicer is required to deposit to the Collection Account all collections received by it with respect to the Contracts, within two Business Days, or such later date as permitted by the Rating Agencies following the Servicer's determination that such amounts relate to the Contracts or the Equipment, Servicer Advances are required to be deposited therein not later than the Determination Date for the related Collection Period; the Trustee will deposit in the Collection Account from the Advance Payment Account, not later than the

Determination Date, that portion of any Advance Payments that constitute Scheduled Payments due during the immediately preceding Collection Period; the Originator or the Servicer will deposit in the Collection Account, not later than the Determination Date, any Prepayment Amount then due and payable by it.

     The Servicer is required to deposit all Advance Payments and all Security Deposits received by the Servicer in the Advance Payment Account. "Advance Payments" are amounts paid by a User during a Collection Period with respect to amounts due from such User in subsequent Collection Periods but do not include Prepayment Amounts. The Servicer is required to instruct the Trustee to transfer from the Advance Payment Account to the Collection Account (i) the portion of any Advance Payment due and owing for a Collection Period and (ii) the portion of any Security Deposit being applied to a Scheduled Payment or Final Contract Payment in accordance with the Indenture, in each case, no later than the related Determination Date.

     The Additional Property Funding Account will hold amounts required to be disbursed upon the instruction of the Issuers, as stated in the Indenture, pending the pledge of Additional Property to the Trustee, for the benefit of the Noteholders. The amount on deposit in the Additional Property Funding Account may not exceed [$3,000,000]. The purpose of the Additional Property Funding Account is to prevent a temporary shortfall in the supply of Additional Property from becoming a Required Amortization Event. If a Required Amortization Event occurs, then no further pledges of Additional Property shall occur, and all amounts that would otherwise have been paid in consideration of such pledges will be transferred to the Collection Account and distributed in accordance with the Indenture on the immediately following Payment Date.

     The Indenture permits the Servicer to direct the investment of amounts in the Accounts in "Eligible Investments" as defined in the Indenture that mature not later than the Business Day prior to the next succeeding Payment Date. Any income from such investments will be included in Available Funds.

     The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

     ADVANCES.   In the event that any User fails to remit its full Scheduled
Payment or Final Contract Payment by the Calculation Date, the Servicer may, but is not required to make an advance, no later than the related Determination Date, from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related User. The Indenture provides for the reimbursement of the Servicer for such Servicer Advances from funds available for distribution in the Collection Account on each Payment Date before the payments to Noteholders have been made as set forth below in "Flow of Funds."

     WITHHOLDING.   The Trustee is required to comply with all applicable
federal income tax withholding requirements respecting payments of interest with respect to the Notes. The consent of Noteholders will not be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Noteholders.

     REPORTS TO NOTEHOLDERS.   On each Payment Date, the Trustee will forward
with each payment to the Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Amount as to (a) and (b) below):

          (a) The amount of such payment allocable to such Noteholder's Percentage Interest of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment or the Class D Principal Payment, as applicable, and Class A Overdue Principal, the Class B Overdue Principal, Class C Overdue Principal or Class D Overdue Principal, as applicable;

          (b) The amount of such payment allocable to such Noteholder's Percentage Interest of Class A Note Interest, Class B Note Interest or Class C Note Interest, Class A Overdue Interest, Class B Overdue Interest or Class C Overdue Interest, as applicable;

          (c) The aggregate amount of fees and compensation received by the Servicer pursuant to the Indenture for the Collection Period;

          (d) The Class A Note Principal Balance, the Class B Note Principal Balance, Class C Note Principal Balance and Class D Note Principal Balance, the Class A Note Factor, the Class B Note Factor, the Class C Note Factor, Class D Note Factor, the Aggregate Contract Principal Balance and the Collateral Factor, after taking into account all distributions made on such Payment Date;

          (e) The total unreimbursed Servicer Advances with respect to the related Collection Period;

          (f) The Aggregate Contract Principal Balance for all Contracts that became Defaulted Contracts during the related Collection Period, and, in the case of the Initial Period, continue to be Defaulted Contracts, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

          (g) The Aggregate Contract Principal Balance (calculated as of the related Cut-Off Date) of the Additional Property, if any; and

          (h) The amount on deposit in the Additional Property Funding Account, Reserve Account and in the Residual Account.

     The "Class A-1 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-1 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-1 Initial Principal Balance.

     The "Class A-2 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-2 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-2 Initial Principal Balance.

     The "Class A-3 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-3 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-3 Initial Principal Balance.

     The "Class A-4 Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A-4 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Class A-4 Initial Principal Balance.

     The "Class B Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (y) the Class B Initial Principal Balance.

     The "Class C Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class C Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (y) the Class C Note Initial Principal Balance.

     The "Class D Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class D Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (y) the Class D Note Initial Principal Balance.

     The "Collateral Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Contract Principal Balance as of the immediately preceding Calculation Date to (y) the Original Aggregate Contract Principal Balance.

     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 1999, the Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

     REMITTANCE AND OTHER SERVICING PROCEDURES.   The Servicer has agreed to
manage, administer and service the Receivables and to enforce and make collections on the Receivables and any insurance policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

     The Servicer may grant to a User any rebate, refund or adjustment that the Servicer in good faith believes is required, because of prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trustee or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any Security Deposit previously paid by the User) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Indenture that (i) it will not forgive any payment of rent, principal or interest (except for certain offsets for Security Deposits which offsets are only permitted after the Servicer has deposited in the Collection Account an amount equal to such offset), (ii) unless a User is in default, it will not permit any modification with respect to a Contract which would reduce or increase the Contract Principal Balance of the Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then pledged to the Trustee, and (iii) the Servicer may accept prepayment in part or in full; provided, however that (1) in the event of prepayment in full, the Servicer may consent to such prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial prepayment, the Servicer may consent to such partial prepayment only if (x) following such partial prepayment there are no delinquent amounts then due from the User and (y) such partial prepayment will not reduce the Contract Principal Balance by more than an amount equal to (I) the amount of such partial prepayment, minus (II) unpaid interest at the Actual Discount Rate, accrued through the Payment Date immediately following such partial prepayment on the outstanding Contract Principal Balance prior to such partial prepayment. In the case of a partial prepayment, the Servicer is required to accurately recalculate the Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

     Notwithstanding the foregoing, the Indenture permits the Servicer, subject to certain requirements, to make substitutions in replacement of Defaulted Contracts or modify Contracts; provided, that (x) the Substitute Contract, or the Contract as modified, has a Contract Principal Balance not lower than the Contract Principal Balance of the Predecessor Contract, or the Contract prior to such modification, as the case may be, and (y) the aggregate, cumulative Contract Principal Balance of such substituted or modified Contracts may not exceed 10% of the Original Aggregate Contract Principal Amount.

     The Servicer will be required to pursue, in its reasonable business judgment, all of its rights and remedies to require each User to pay all Scheduled Payments due on each Contract, as well as to maximize other recoveries with respect thereto in the form of Residual Receipts and Defaulted Residual Receipts.

     As used herein:

          "Scheduled Payments" means, with respect to any Contract, the stated periodic rental payments (exclusive of any amounts in respect of insurance or taxes) set forth in such Contract, together with any applicable Final Contract Payment, in each case due from the related User.

          "Final Contract Payment" means a payment required to be made by a User at the time of such Contract's maturity in the nature of a "balloon" payment, which payment may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at Contract maturity or (b) a maximum specified amount.

          "Residual Receipts" means, generally, (x) the proceeds of a User's optional purchase or re-lease of Equipment and (y) proceeds of the sale or re-lease of Equipment, in each case to the extent such proceeds exceed any Scheduled Payments and Final Contract Payments remaining unpaid.

          "Defaulted Residual Receipts" means all proceeds related to the sale, re-lease or other disposition of Equipment related to Defaulted Contracts and any amounts collected related to the failure of such User to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment are referred to as "Defaulted Residual Receipts". Defaulted Residual Receipts are not "Residual Receipts."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES.   For its servicing of the
Contracts, the Servicer will receive servicing compensation equal to the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment
Date). For so long as ABS is the Servicer, the payment of the Servicing Fee will be subordinate to payments on the Offered Notes.

     The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trustee for the benefit of the Noteholders, additional administrative services performed by the Servicer on behalf of the Trustee for the benefit of the Noteholders and expenses paid by the Servicer on behalf of the Trustee for the benefit of the Noteholders.

     The Servicer, on behalf of the Trustee for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any insurance policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Indenture. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Users, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities, maintaining the perfected security interest of the Trustee in the Equipment and the Contracts.

     EVIDENCE AS TO COMPLIANCE.   The Indenture requires that the Servicer cause
an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee and each Rating Agency with respect to the fiscal year ending in 1998, and annually as of the same month and day thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Reports delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Indenture, that the information contained in the Servicer's Reports does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before 90 days following the end of each fiscal year, commencing 90 days from the end of the fiscal year ending in 1998, the Servicer shall deliver to the Trustee and each Rating Agency a copy of such statement.

     The Indenture will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee not later than 90 days after the end of each fiscal year, signed by a Servicing Officer on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Indenture for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that the Servicer could be terminated as such under the terms of the Receivables Transfer Agreement or, if such Events of Servicer Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

     The Servicer is also required to furnish to the Trustee, and the Trustee is required to furnish to the Noteholders, copies of the Servicer's annual audited and quarterly unaudited financial statements.

     The Indenture will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for performing the Trustee's duties under the Indenture or for enforcement actions as can be generated by the Servicer's existing data processing system.

     SERVICER NOT TO RESIGN.   The Indenture will provide that the Servicer may
not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Events of Servicer Termination as discussed below.

     EVENTS OF DEFAULT AND NOTICE THEREOF.   The following events will be
defined in the Indenture as "Events of Default":

          (a) default in making Interest Payments when such become due and payable, or a default in reducing the Outstanding Principal Balance of any Class of Offered Notes to zero by such Class's Stated Maturity Date;

          (b) default in the performance, or breach, by either Issuer of certain negative covenants limiting its actions;

          (c) default in the performance, or breach, of any other covenant of either Issuer in the Indenture, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of the Issuer first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Issuer or (iii) the holders of a majority of the then Outstanding Principal Balance of the Notes giving written notice thereof to the Issuers and the Trustee;

          (d) if any representation or warranty of either Issuer made in the Indenture or the Receivables Transfer Agreement or any other writing provided to the holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by either Issuer will be deemed to be "material" only if it negatively affects the Noteholders, the enforceability of the Indenture or of the Notes; or

          (e) insolvency or bankruptcy events relating to either Issuer.

     The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods).

     If an Event of Default under an Indenture of the kind specified in clause
(e) above occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. If any other Event of Default occurs and is continuing, then the Trustee will, if so directed by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Balance of the Offered Notes, or the holders of such percentages of the then Outstanding Principal Balance of such Notes may declare the unpaid principal amount of all the Notes to be due and payable immediately, together with all accrued and unpaid interest thereon. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the Trust Estate unless such sale is for an amount greater than or equal to the Outstanding Principal Balance of the Notes unless directed to do so by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Balance of the Offered Notes.

     Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

          First   to the payment of all costs and expenses of collection
     incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);

          Second   to the payment of all Servicer's Fees then due to such
     person;


          Third   first, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes pro-rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and Class A-4 Interest Rate, respectively, second to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, third, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, fourth, to the payment to zero of the Outstanding Principal Balance of the Class A Notes, pro-rata with respect to such Class A Notes, to the date of payment thereof, fifth, to the payment to zero of the Outstanding Principal Balance of the Class B Notes to the date of payment thereof, and sixth, to the payment to zero of the Outstanding Principal Balance of the Class C Notes; provided, that the Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Noteholder;


          Fourth   to the payment of amounts then due to the Trustee under the
     Indenture and not paid pursuant to clause First above; and

          Fifth   to the payment of the remainder, if any, to the Class D
     Noteholders, to the Issuers or any other Person legally entitled thereto.

     The Issuers will be required to furnish annually to the Trustee, a statement of certain officers of the Issuers to the effect that to the best of their knowledge the Issuers are not in default in the performance and observance of the terms of the Indenture or, if the Issuers are in default, specifying such default.

     The Indenture will provide that the holders of 66-2/3% in Outstanding Principal Balance of the Offered Notes (excluding any Notes held by ABS or any affiliate of ABS) will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity.

     MODIFICATION OF THE INDENTURE.   With certain exceptions, under the
Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66 2/3% in Outstanding Principal Balance of the Offered Notes (excluding any Notes held by ABS or any affiliate of ABS); but no such modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the holder of each Note so affected or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture.

     EVENTS OF SERVICER TERMINATION.   The following events and conditions are
defined in the Sales and Servicing Agreement as "Events of Servicer
Termination":

          (a) failure on the part of the Servicer to remit to the Trustee within five Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Indenture;

          (b) so long as Advanta Business Services Corp. is the Servicer, failure on the part of Advanta Business Services Corp. to pay to the Trustee on the date when due, any payment required to be made by Advanta Business Services Corp. pursuant to the Indenture or the Receivables Transfer Agreement;

          (c) default on the part of either the Servicer or (so long as Advanta Business Services Corp. is the Servicer) Advanta Business Services Corp. in its observance or performance in any material respect of certain covenants or agreements in the Receivables Transfer Agreement or in the Indenture;

          (d) if any representation or warranty of Advanta Business Services Corp. made in the Receivables Transfer Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Advanta Business Services Corp. in such Receivables Transfer Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided, further, that such material breach of any representation or warranty made by Advanta Business Services Corp. in the Receivables Transfer Agreement with respect to any of the Contracts or the Equipment subject thereto will not constitute a Servicer Event of Default if Advanta Business Services Corp. repurchases such Contract and Equipment in accordance with the Receivables Transfer Agreement to the extent provided therein; and

          (e) certain insolvency or bankruptcy events relating to the Servicer.

     SERVICER TERMINATION.   So long as a Servicer Event of Default under the
Sales and Servicing Agreement is continuing, the Trustee shall, upon the instructions of the holders of 66-2/3% in Outstanding Principal Balance of the Offered Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but the Servicer's obligations which shall survive any such termination) under Indenture. On the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Indenture to take any action with respect to any Contract or Equipment will cease and the same will pass to and be vested in the Trustee pursuant to and under the Indenture.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     On each Payment Date prior to the Amortization Date, all amounts remaining on deposit in the Collection Account after making certain payments as described herein and amounts on deposit in the Additional Property Funding Account will be disbursed by the Trustee in consideration of the pledge of Additional Property relating to Contracts having an Aggregate Contract Principal Balance on such Payment Date equal as nearly as practicable to such amounts. Beginning with the Amortization Date, to the extent of Available Funds, an amount equal to Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment and the Class D Principal Payment shall be due as principal to the holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as described herein.

     Following the Interest-Only Period, the rate of principal payments on the Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount into the Collection Account.

     The Contracts which are leases in form generally do not provide for the right of the User to prepay. Under the Indenture, the Servicer will be permitted to allow such prepayments in full or in part, provided that no prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

     The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, and the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Noteholders. The yield to Noteholders will be affected by lags between the time interest accrues to Noteholders and the time the related interest income is received by the Noteholders. See "Material Risks--Maturity and Prepayment Considerations" herein.

     The following chart sets forth the percentage of the Initial Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Notes which would be outstanding on the Payment Dates set forth below assuming a CPR of 0.00% and 12.00%, respectively and were calculated using the Statistical Discount Rate. Such information is hypothetical and is set forth for illustrative purposes only. The CPR ("Conditional Payment Rate") assumes that a fraction of the Aggregate Contract Principal Balance is prepaid on each Calculation Date, which implies that each Contract is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract pool. The CPR measures prepayments based on the outstanding discounted present value of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of Scheduled Payments as of the Cut-Off Date, assumes that the Issuers do not exercise their options to redeem the Notes and assumes the
Closing Date is           , the first Payment Date is           , and no
Required Amortization Event occurs.

     PERCENTAGE OF THE INITIAL CLASS A-1, A-2, A-3, A-4 CLASS B AND CLASS C
               OUTSTANDING AT THE RESPECTIVE CPR SET FORTH BELOW

                                                    0% CPR                                                12% CPR
                        --------------------------------------------------------------    ----------------------------------------
                         CLASS      CLASS      CLASS      CLASS                            CLASS      CLASS      CLASS      CLASS
    PAYMENT DATE          A-1        A-2        A-3        A-4      CLASS B    CLASS C      A-1        A-2        A-3        A-4
---------------------   -------    -------    -------    -------    -------    -------    -------    -------    -------    -------
Closing Date.........       100        100        100        100        100        100        100        100        100        100


    PAYMENT DATE       CLASS B    CLASS C
---------------------  -------    -------
Closing Date.........      100        100
March, 1998..........       100        100        100        100        100        100        100        100        100        100
April, 1998..........       100        100        100        100        100        100        100        100        100        100
May, 1998............       100        100        100        100        100        100        100        100        100        100
June, 1998...........       100        100        100        100        100        100        100        100        100        100
July, 1998...........       100        100        100        100        100        100        100        100        100        100
August, 1998.........       100        100        100        100        100        100        100        100        100        100
September, 1998......       100        100        100        100        100        100        100        100        100        100
October, 1998........       100        100        100        100        100        100        100        100        100        100
November, 1998.......       100        100        100        100        100        100        100        100        100        100
December, 1998.......        85        100        100        100         96         96         81        100        100        100
January 1999.........        70        100        100        100         92         92         63        100        100        100
February, 1999.......        55        100        100        100         89         89         46        100        100        100
March, 1999..........        41        100        100        100         85         85         29        100        100        100
April, 1999..........        26        100        100        100         81         81         13        100        100        100
May, 1999............        13        100        100        100         78         78          0         98        100        100
June, 1999...........         0        100        100        100         74         74          0         91        100        100
July, 1999...........         0         93        100        100         71         71          0         84        100        100
August, 1999.........         0         87        100        100         68         68          0         77        100        100
September, 1999......         0         81        100        100         65         65          0         71        100        100
October, 1999........         0         75        100        100         62         59          0         65        100        100
November, 1999.......         0         70        100        100         59         52          0         59        100        100
December, 1999.......         0         64        100        100         56         44          0         53        100        100
January, 2000........         0         59        100        100         53         37          0         47        100        100
February, 2000.......         0         54        100        100         50         30          0         42        100        100
March, 2000..........         0         49        100        100         48         24          0         37        100        100
April, 2000..........         0         44        100        100         45         17          0         32        100        100
May, 2000............         0         39        100        100         42         11          0         27        100        100
June, 2000...........         0         34        100        100         40          4          0         22        100        100
July, 2000...........         0         29        100        100         37          0          0         18        100        100
August, 2000.........         0         25        100        100         31          0          0         14        100        100
September, 2000......         0         21        100        100         26          0          0         10        100        100
October, 2000........         0         17        100        100         21          0          0          6        100        100
November, 2000.......         0         13        100        100         16          0          0          2        100        100
December, 2000.......         0          9        100        100         12          0          0          0         91        100
January, 2001........         0          5        100        100          7          0          0          0         64        100
February, 2001.......         0          2        100        100          3          0          0          0         37        100
March, 2001..........         0          0         87        100          0          0          0          0         12        100
April, 2001..........         0          0         58        100          0          0          0          0          0         94
May, 2001............         0          0         31        100          0          0          0          0          0         83
June, 2001...........         0          0          4        100          0          0          0          0          0         72
July, 2001...........         0          0          0         90          0          0          0          0          0         62
August, 2001.........         0          0          0         78          0          0          0          0          0         53
September, 2001......         0          0          0         66          0          0          0          0          0         43
October, 2001........         0          0          0         55          0          0          0          0          0         34
November, 2001.......         0          0          0         44          0          0          0          0          0         25
December, 2001.......         0          0          0         33          0          0          0          0          0         17
January, 2002........         0          0          0         23          0          0          0          0          0          9

March, 1998..........      100        100
April, 1998..........      100        100
May, 1998............      100        100
June, 1998...........      100        100
July, 1998...........      100        100
August, 1998.........      100        100
September, 1998......      100        100
October, 1998........      100        100
November, 1998.......      100        100
December, 1998.......       95         95
January 1999.........       91         91
February, 1999.......       86         86
March, 1999..........       82         82
April, 1999..........       78         78
May, 1999............       74         74
June, 1999...........       70         70
July, 1999...........       66         66
August, 1999.........       63         61
September, 1999......       59         53
October, 1999........       56         45
November, 1999.......       53         37
December, 1999.......       50         29
January, 2000........       47         22
February, 2000.......       44         15
March, 2000..........       41          8
April, 2000..........       39          1
May, 2000............       34          0
June, 2000...........       28          0
July, 2000...........       23          0
August, 2000.........       18          0
September, 2000......       13          0
October, 2000........        8          0
November, 2000.......        4          0
December, 2000.......        0          0
January, 2001........        0          0
February, 2001.......        0          0
March, 2001..........        0          0
April, 2001..........        0          0
May, 2001............        0          0
June, 2001...........        0          0
July, 2001...........        0          0
August, 2001.........        0          0
September, 2001......        0          0
October, 2001........        0          0
November, 2001.......        0          0
December, 2001.......        0          0
January, 2002........        0          0

                                                    0% CPR                                                12% CPR
                        --------------------------------------------------------------    ----------------------------------------
                         CLASS      CLASS      CLASS      CLASS                            CLASS      CLASS      CLASS      CLASS
    PAYMENT DATE          A-1        A-2        A-3        A-4      CLASS B    CLASS C      A-1        A-2        A-3        A-4
---------------------   -------    -------    -------    -------    -------    -------    -------    -------    -------    -------
February, 2002.......         0          0          0         12          0          0          0          0          0          1


    PAYMENT DATE       CLASS B    CLASS C
---------------------  -------    -------
February, 2002.......        0          0
March, 2002..........         0          0          0          2          0          0          0          0          0          0
April, 2002..........         0          0          0          0          0          0          0          0          0          0
May, 2002............         0          0          0          0          0          0          0          0          0          0
June, 2002...........         0          0          0          0          0          0          0          0          0          0
July, 2002...........         0          0          0          0          0          0          0          0          0          0
August, 2002.........         0          0          0          0          0          0          0          0          0          0
September, 2002......         0          0          0          0          0          0          0          0          0          0
October, 2002........         0          0          0          0          0          0          0          0          0          0
November, 2002.......         0          0          0          0          0          0          0          0          0          0
December, 2002.......         0          0          0          0          0          0          0          0          0          0
January, 2003........         0          0          0          0          0          0          0          0          0          0
February, 2003.......         0          0          0          0          0          0          0          0          0          0
March, 2003..........         0          0          0          0          0          0          0          0          0          0
April, 2003..........         0          0          0          0          0          0          0          0          0          0
May, 2003............         0          0          0          0          0          0          0          0          0          0
June, 2003...........         0          0          0          0          0          0          0          0          0          0
July, 2003...........         0          0          0          0          0          0          0          0          0          0
August, 2003.........         0          0          0          0          0          0          0          0          0          0
September, 2003......         0          0          0          0          0          0          0          0          0          0
October, 2003........         0          0          0          0          0          0          0          0          0          0
November, 2003.......         0          0          0          0          0          0          0          0          0          0
December, 2003.......         0          0          0          0          0          0          0          0          0          0
January, 2004........         0          0          0          0          0          0          0          0          0          0
February, 2004.......         0          0          0          0          0          0          0          0          0          0
March, 2004..........         0          0          0          0          0          0          0          0          0          0
April, 2004..........         0          0          0          0          0          0          0          0          0          0
WEIGHTED AVERAGE
  LIFE(1) (YEARS)....   1.02444    2.09145    3.18335    3.70184    1.95659    1.68049    0.97683    1.91281    2.95340    3.52789

March, 2002..........        0          0
April, 2002..........        0          0
May, 2002............        0          0
June, 2002...........        0          0
July, 2002...........        0          0
August, 2002.........        0          0
September, 2002......        0          0
October, 2002........        0          0
November, 2002.......        0          0
December, 2002.......        0          0
January, 2003........        0          0
February, 2003.......        0          0
March, 2003..........        0          0
April, 2003..........        0          0
May, 2003............        0          0
June, 2003...........        0          0
July, 2003...........        0          0
August, 2003.........        0          0
September, 2003......        0          0
October, 2003........        0          0
November, 2003.......        0          0
December, 2003.......        0          0
January, 2004........        0          0
February, 2004.......        0          0
March, 2004..........        0          0
April, 2004..........        0          0
WEIGHTED AVERAGE
  LIFE(1) (YEARS)....  1.80099    1.54355


---------------


(1) The weighted average life of a Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Balance of the respective Note by the number of years from the Closing Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Balance.


     For the 0% CPR and 12% CPR scenarios, if the Issuers exercise their option to redeem the Notes pursuant to a "clean-up call," the average life of the Class A-1 Notes; Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and
Class C Notes would be   years and   years;   years and   years;   years and
  years;   years and   years and   years and   years, respectively.

     The Trustee may resign at any time, in which event the Issuers will be obligated to appoint a successor Trustee. The Issuers may also remove each Trustee if such Trustee ceases to be eligible to continue as such under the Indenture, fails to perform in any material respect its obligations under such Indenture, or becomes insolvent. In such circumstances, the Issuers will be obligated to appoint a successor Trustee.

                CERTAIN LEGAL MATTERS AFFECTING THE RECEIVABLES

     GENERAL.   The Contracts are triple-net leases, requiring the Users to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Users.

     The Contracts are "hell or high water" leases, under which the obligations of the User are absolute and unconditional, regardless of any defense, setoff or abatement which the User may have against ABS, the Servicer, the Issuers, or any other person or entity whatsoever.

     Events of default under the Contracts are generally the result of failure to pay amounts when due, failure to observe other covenants in the Contract, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the User under a Contract. The remedies of the lessor (and the Issuers as assignee) following a notice and cure period are generally to seek to enforce the performance by the User of the terms and covenants of the Contract (including the User's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the User under such Contract. Although the Contracts permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the User's liabilities thereunder, such remedies may be limited where the User thereunder is subject to bankruptcy, or other insolvency proceedings.


     UCC AND BANKRUPTCY CONSIDERATIONS.   The Contracts generally consist of
"chattel paper" which creates a security interest in the related item of Equipment with respect to such Contract. A security interest in personal property is generally not a perfected security interest unless a UCC financing statement has been filed in the appropriate filing office with respect to such security interest. The Originator has filed UCC financing statements in its favor against Users in respect of Equipment, with an original Equipment cost in excess of $25,000. Financing statements in favor of the Originator with respect to approximately 31.09% of the Original Aggregate Contract Principal Balance will have been so filed. Generally, no action will be taken to perfect the interest of the Originator in any Equipment to the extent the original Equipment cost of the related Equipment is less than or equal to $25,000. As a result, the Originator generally does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $25,000, which represents approximately 68.91% of the Original Aggregate Contract Principal Balance. To the extent UCC financing statements evidencing the Originator's security interest in the Equipment have not been filed against the User (i.e., with respect to those Users relating to Equipment with an original cost of less than $25,000) no such security interests in the Equipment will be perfected in favor of the Originator, the Issuers or the Trustee and another party (such as a creditor of the User) may acquire rights in the Originator's interest in the Equipment superior to those of the Issuer or the Trustee. See "Certain Legal Matters Affecting The Receivables" in this Prospectus. The lack of a perfected security interest in certain Equipment will result in claims against such Users being unsecured and may adversely affect the ability of the Servicer to realize on such Equipment.


     With respect to Contracts relating to items of Equipment with original Equipment costs in excess of $25,000, the Originator will represent and warrant that a UCC financing statement in its favor has been filed in the appropriate filing office, with the result that the Originator has obtained a perfected security interest in such Equipment. Because of the administrative burden and expense involved, no UCC financing statements will be individually assigned by the Originator to either the Issuers or the Trustee. However, general, "blanket" UCC financing statements naming (i) the Originator, as debtor, and the Issuers as secured party, and (ii) the Issuers, as debtors, and the Trustee as secured party, will be filed in all states. Furthermore, certain provisions of the Bankruptcy Code provide that the retention of bare legal title to a property interest, such as a lien on personal property, for servicing purposes, does not, in and of itself, vest beneficial ownership of such a property interest in the legal title holder. The likely legal result of the foregoing, in light of the transfer of the Contracts and the Equipment to the Issuers, is to transfer to the Issuers the benefits of all perfected security interests in those items of Equipment in which the Originator itself had a perfected security interest (i.e., with respect to items of Equipment with an original Equipment cost in excess of $25,000). Pursuant to the Indenture, the Issuers will pledge all of their respective right, title and interest in and to the Trust Estate (including security interests in the Equipment) to the Trustee for the benefit of the Noteholders.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of material federal income tax consequences to the original purchasers of the Offered Notes of the purchase, ownership and disposition of the Offered Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Offered Notes or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Offered Notes directly from the Issuers and hold the Offered Notes as capital assets.

     The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel to the Issuers ("Federal Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Federal Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     Federal Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.

     CHARACTERIZATION OF THE OFFERED NOTES AS INDEBTEDNESS.   In the opinion of
Federal Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Offered Notes is as indebtedness for federal income tax purposes.

     Although it is the opinion of Federal Tax Counsel that the Offered Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Offered Notes will prevail. If the Offered Notes were treated as an ownership interest in the Trust Estate, all income on such Trust Estate would be income to the holders of the Offered Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Offered Notes.

     If, alternatively, the Offered Notes were treated as an equity interest in the Trust Estate, distributions on the Offered Notes probably would not be deductible in computing the taxable income of the Issuers, and all or a part of distributions to the holders of the Offered Notes probably would be treated as dividend income to those holders. Such a characterization could result in a reduced amount of cash available for distributions to the holders of the Offered Notes.

     TAXATION OF INTEREST INCOME OF OFFERED NOTEHOLDERS. If characterized as indebtedness, interest on the Offered Notes will be taxable as ordinary income for federal income tax purposes when received by Offered Noteholders using the cash method of accounting and when accrued by Offered Noteholders using the accrual method of accounting. Interest received on the Offered Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount.   It is not anticipated that the Offered Notes
will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Offered Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of Offered Note multiplied by its expected weighted average life.

     Market Discount.   A subsequent purchaser who buys an Offered Note for less
than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of an Offered Note disposes of such Offered Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Offered Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Offered Note over the purchaser's basis in the Offered Note immediately after such purchaser acquired the Offered Note. In general, market discount on an Offered Note will be treated as accruing over the term of such Offered Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of an Offered Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

     The market discount rules also provide that a holder who incurs or continues indebtedness to acquire an Offered Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

     Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Offered Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Note and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

     Market Premium.   A subsequent purchaser who buys an Offered Note for more
than its principal amount generally will be considered to have purchased the Offered Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Offered Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Offered Note over the period from the purchase date to the date of maturity of the Offered Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

     SALE OR EXCHANGE OF OFFERED NOTES.   If an Offered Note is sold or
exchanged, the seller of the Offered Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Offered Note. The adjusted basis of an Offered Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Offered Note through the date of sale and reduced by any principal payments previously received with respect to the Offered Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Offered Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.

     BACKUP WITHHOLDING WITH RESPECT TO OFFERED NOTES.   Payments of interest
and principal, together with payments of proceeds from the sale of Offered Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN OFFERED NOTES.   Certain U.S. Federal Income Tax
Documentation Requirements. A beneficial owner of Offered Notes holding securities through CEDEL of Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i)each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8).   Beneficial Owners of Offered
Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by a beneficial Owner of Offered Notes or its agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure.   The owner of an Offered Note
or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     On April 22, 1996 the IRS issued proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Notes.

     STATE, LOCAL AND OTHER TAXES.   Investors are urged to consult their own
tax advisors regarding whether the purchase of the Offered Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of an Offered Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

     THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Offered Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto (each, a "Benefit Plan") and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust Estate were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. Section 2510.3101 (the "Plan Asset Regulations"), the assets of the Trust Estate would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust Estate and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Offered Notes should be treated as indebtedness without substantial equity features without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Offered Notes are treated as indebtedness for such purposes, the acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuers or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers," PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23 regarding transactions effected by In-House Asset Managers. Each investor using assets of a Benefit Plan which acquires the Offered Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

     Insurance companies considering the purchase of the Offered Notes should also consult their own counsel as to the application of the recent decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S. Ct. 517 (1993)) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of ERISA plans under certain circumstances.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

                                  UNDERWRITING


     Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes, the Originator and the Issuers have agreed to sell and the underwriters named below (the "Underwriters") have agreed to purchase the Offered Notes as set forth below:



                                                 PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
       UNDERWRITERS OF THE CLASS A NOTES        OF CLASS A-1 NOTES   OF CLASS A-2 NOTES   OF CLASS A-3 NOTES   OF CLASS A-4 NOTES
----------------------------------------------- ------------------   ------------------   ------------------   ------------------
Salomon Smith Barney...........................
Lehman Brothers Inc............................
Prudential Securities..........................
BZW Securities Inc.............................



UNDERWRITERS OF                                                       PRINCIPAL AMOUNT
THE CLASS B NOTES                                                     OF CLASS B NOTES
-----------------------------------------------                      ------------------
Salomon Smith Barney...........................



UNDERWRITERS OF                                                       PRINCIPAL AMOUNT
THE CLASS C NOTES                                                     OF CLASS C NOTES
-----------------------------------------------                      ------------------
Salomon Smith Barney...........................



     The Issuers have been advised by Salomon Brothers Inc., as representative of the Underwriters, that the Underwriters propose initially to offer the Offered Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such
price, less a concession not in excess of     % per Class A-1 Note,     % per
Class A-2 Note,     % per Class A-3 Note,     % per Class A-4 Note,     % per
Class B Note and     % per Class C Note. The Underwriters may allow and such
dealers may reallow to other dealers a discount not in excess of     % per Class
A-1 Note,     % per Class A-2 Note,     % per Class A-3 Note,     % per Class B
Note and     % per Class C Note. After the initial public offering, the public offering price may be changed.



     Each Underwriter will represent and agree that:


          (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

          (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.


     The Originator has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.



     The Issuers have been advised by Salomon Brothers Inc., as representative of the Underwriters, that the Underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.



     In connection with the offering of the Offered Notes, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Notes for the purpose of stabilizing its market price.

                          RATINGS OF THE OFFERED NOTES


     It is a condition to the issuance of the Notes that the Class A Notes be rated at least "AAA," that the Class B Notes be rated at least "A" and that the Class C Notes be rated at least "BBB" by Standard & Poor's Ratings Group ("S&P"), the Class A Notes be rated at least "Aaa," the Class B Notes be rated at least "A2" and the Class C Notes be rated at least "Baa2" by Moody's Investors Service, Inc. ("Moody's") and the Class A Notes be rated at least "AAA," the Class B Notes be rated at least "A+" and the Class C Notes be rated at least "BBB+" by Fitch IBCA, Inc. ("Fitch"), respectively (each, a "Rating Agency").


     Each such rating, will reflect only the views of the related Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the Trust Estate. The ratings are not a recommendation to purchase, hold or sell the related Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the Stated Maturity Date. The rating does not address the rate of prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders.

                                    EXPERTS


     The balance sheets of Advanta Leasing Receivables Corp. IV and Advanta Leasing Receivables Corp. V as of February 18, 1998, have been appended hereto in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             CERTAIN LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Issuers and the Underwriter by Dewey Ballantine LLP, New York, New York.

                                 INDEX OF TERMS


                                    TERM(S)                                       PAGE(S)
------------------------------------------------------------------------------- -----------
ABS............................................................................       1, 24
Account........................................................................          40
Actual Discount Rate...........................................................           2
Additional Property Funding Account............................................          40
Additional Property Funding Availability.......................................          33
Additional Property Funding Requirement........................................      10, 33
Advance Payment Account........................................................          40
Advance Payments...............................................................          40
Aggregate Contract Balance.....................................................           5
Aggregate Contract Principal Balance...........................................           3
ALHC...........................................................................          24
ALRC IV........................................................................       1, 20
ALRC V.........................................................................       1, 20
Amortization Date..............................................................           2
Amortization Period............................................................          11
Article 2A.....................................................................          18
Available Additional Property Funding Amount...................................      10, 33
Available Funds................................................................      13, 36
Available Reserve Amount.......................................................      14, 38
Benefit Plan...................................................................          55
Booked Residual Value..........................................................      13, 38
Business Day...................................................................           2
Calculation Date...............................................................           2
Cede...........................................................................           2
CEDEL..........................................................................           2
Class..........................................................................           1
Class A Initial Principal Balance..............................................           2
Class A Note Interest..........................................................           5
Class A Noteholders............................................................           2
Class A Notes..................................................................           1
Class A Overdue Interest.......................................................           5
Class A Overdue Principal......................................................      13, 37
Class A Percentage.............................................................       7, 32
Class A Principal Balance......................................................          32
                                                                                 6, 13, 31,
Class A Principal Payment......................................................          37
Class A Target Investor Principal Amount.......................................       6, 32
Class A-1 Initial Principal Balance............................................           2
Class A-1 Interest Rate........................................................           2
Class A-1 Note Factor..........................................................          42
Class A-1 Notes................................................................           1
Class A-1 Overdue Principal....................................................           6
Class A-1 Principal Balance....................................................          32
Class A-2 Initial Principal Balance............................................           2
Class A-2 Interest Rate........................................................           2
Class A-2 Note Factor..........................................................          42
Class A-2 Notes................................................................           1
Class A-2 Overdue Principal....................................................           6
Class A-2 Principal Balance....................................................          32
Class A-3 Initial Principal Balance............................................           2
Class A-3 Interest Rate........................................................           2

                                    TERM(S)                                       PAGE(S)
------------------------------------------------------------------------------- -----------
Class A-3 Note Factor..........................................................          42
Class A-3 Notes................................................................           1
Class A-3 Overdue Principal....................................................       6, 31
Class A-3 Principal Balance....................................................          32
Class A-3 Special Redemption...................................................       9, 36
Class A-3 Special Redemption Premium...........................................      10, 39
Class A-4 Initial Principal Balance............................................           2
Class A-4 Interest Rate........................................................           2
Class A-4 Note Factor..........................................................          42
Class A-4 Notes................................................................           1
Class A-4 Overdue Principal....................................................           6
Class A-4 Principal Balance....................................................          32
Class B Initial Principal Balance..............................................           2
Class B Interest Rate..........................................................           2
Class B Note Factor............................................................          42
Class B Note Interest..........................................................           5
Class B Noteholders............................................................           2
Class B Notes..................................................................           1
Class B Overdue Interest.......................................................           5
                                                                                 6, 13, 31,
Class B Overdue Principal......................................................          37
Class B Percentage.............................................................       7, 32
Class B Principal Balance......................................................          33
                                                                                 6, 13, 32,
Class B Principal Payment......................................................          37
Class B Target Investor Principal Amount.......................................       6, 32
Class C Floor..................................................................       7, 32
Class C Initial Principal Balance..............................................           2
Class C Interest Rate..........................................................           2
Class C Note Factor............................................................          42
Class C Note Interest..........................................................           5
Class C Noteholders............................................................           2
Class C Notes..................................................................           1
Class C Overdue Interest.......................................................           5
                                                                                 6, 13, 31,
Class C Overdue Principal......................................................          37
Class C Percentage.............................................................       7, 32
Class C Principal Balance......................................................          33
Class C Principal Payment......................................................   7, 13, 32
Class C Target Investor Principal Amount.......................................       7, 32
Class D Allocated Loss.........................................................          36
Class D Allocated Loss Amount..................................................          37
Class D Initial Principal Balance..............................................           2
Class D Note Interest..........................................................           5
Class D Notes..................................................................           1
Class D Overdue Principal......................................................       6, 37
Class D Percentage.............................................................       7, 32
Class D Principal Balance......................................................           2
Class D Principal Payment......................................................           6
Class D Target Investor Principal Amount.......................................       7, 32
Closing Date...................................................................           1
Code...........................................................................          52
Collateral Factor..............................................................          42
Collection Account.............................................................   9, 33, 40

                                    TERM(S)                                       PAGE(S)
------------------------------------------------------------------------------- -----------
Collection Period..............................................................           5
Commission.....................................................................           2
Conditional Payment Rate.......................................................          48
Contract Balance...............................................................           5
Contract Files.................................................................           3
Contract Principal Balance.....................................................           2
Contracts......................................................................    1, 3, 24
Contribution Agreement.........................................................           4
Cumulative Loss Amount.........................................................       7, 33
Cut-Off Date...................................................................           2
Defaulted Contract.............................................................      13, 37
Defaulted Residual Receipts....................................................          44
Delinquent Contract............................................................          15
Determination Date.............................................................           5
DTC............................................................................           2
Eligible Investments...........................................................          41
Equipment......................................................................        1, 3
Equity Interest................................................................          55
ERISA..........................................................................      16, 55
Euroclear......................................................................           2
Events of Default..............................................................          45
Events of Servicer Termination.................................................          46
Excess Amount..................................................................          23
Exchange Act...................................................................           2
Federal Tax Counsel............................................................          52
Final Contract Payment.........................................................          43
Fitch..........................................................................      16, 56
Flow of Funds..................................................................      13, 37
Indenture......................................................................           9
Initial Contracts..............................................................           3
Initial Property...............................................................           3
Interest Accrual Period........................................................       5, 31
Interest Payments..............................................................       5, 31
Interest Rate..................................................................           2
Interest-Only Period...........................................................           2
IRS............................................................................          52
Issuers........................................................................           1
Material Risks.................................................................          16
Moody's........................................................................      16, 56
Net Residual Value.............................................................          26
Nonrecoverable Advances........................................................          15
Noteholders....................................................................           2
Notes..........................................................................           1
Offered Notes..................................................................           1
OID............................................................................          52
Original Aggregate Contract Principal Balance..................................       7, 26
Originator.....................................................................           1
Outstanding Principal Balance..................................................       5, 31
Payment Date...................................................................    2, 5, 31
Plan Asset Regulations.........................................................          55
Predecessor Contract...........................................................          26

                                    TERM(S)                                       PAGE(S)
------------------------------------------------------------------------------- -----------
Prepayment Amount..............................................................       8, 23
Principal Balance..............................................................           4
Principal Payments.............................................................       5, 31
PTCE...........................................................................          55
Purchase Option Contracts......................................................          23
Purchase Option Equipment......................................................          23
Purchase Option Payments.......................................................          23
Rating Agency..................................................................      16, 56
Receivables....................................................................        1, 3
Record Date....................................................................       5, 31
Registration Statement.........................................................           2
Release Event..................................................................      13, 37
Required Amortization Event....................................................           4
Required Reserve Amount........................................................      14, 38
Reserve Account................................................................  14, 38, 40
Reserve Account Floor..........................................................      15, 41
Reserve Account Initial Deposit................................................      15, 41
Residual Account...............................................................          38
Residual Amount Cap............................................................      13, 38
Residual Event.................................................................      14, 38
Residual Interest..............................................................           4
Residual Receipts..............................................................      43, 44
S&P............................................................................      16, 56
Scheduled Payments.............................................................       3, 43
Securities Act.................................................................           2
Security Deposit...............................................................      13, 37
Senior Allocated Loss Amount...................................................          37
Servicer.......................................................................           1
Servicer Advance...............................................................      15, 41
Servicer Fee...................................................................          14
Servicer Fee Percentage........................................................          14
Servicing Charges..............................................................          15
Stated Amortization Date.......................................................           2
Stated Maturity Date Date......................................................        2, 3
Statistical Discount Rate......................................................           7
Substitute Contract............................................................          26
Supplementary Report...........................................................          44
Trust Estate...................................................................           1
Trustee........................................................................           1
U.S. Person....................................................................          54
UCC............................................................................           3
Underwriter....................................................................          55
Underwriting Agreement.........................................................          55
User...........................................................................           3

                                   APPENDICES


                                                                                       PAGE
                                                                                      -------
Book-Entry Registration..............................................................  A-1
Independent Auditors' Report of ALRC IV..............................................  B-1
Financial Statements of ALRC IV......................................................  C-1
Notes to ALRC IV Financial Statements................................................  D-1
Independent Auditors' Report of ALRC V...............................................  E-1
Financial Statements of ALRC V.......................................................  F-1
Notes to ALRC V Financial Statements.................................................  G-1

                            BOOK-ENTRY REGISTRATION

     Offered Noteholders may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Offered Notes of each Class. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Notes, see "Material Federal Income Tax Considerations."

     Offered Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Offered Noteholders will receive all distributions of principal and interest on the Offered Notes from the Trustee through DTC and its Participants. Under a book-entry format, Offered Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only Offered Noteholder will be Cede, as nominee of DTC, and that holders of beneficial interests in the Offered Noteholders, under the Indenture will only be permitted to exercise the rights of Offered Noteholders, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Notes, may be limited due to the lack of a Definitive Note for such Offered Notes.

     DTC has advised the Issuers that it will take any action permitted to be taken by an Offered Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Offered Notes are credited.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DEFINITIVE NOTES.   The Offered Notes will be issued in fully registered,
authenticated form to Beneficial Owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuers advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Trustee or the Issuers is unable to locate a qualified successor or (b) the Issuers at its option elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Trustee will issue such Definitive Notes, and thereafter the Trustee will recognize the holders of such Definitive Notes as Noteholders under the related Indenture (the "Holders"). The Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Offered Notes will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Trustee or its agent in New York, New York, which the Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Advanta Leasing Receivables Corp. IV:



     We have audited the accompanying balance sheet of Advanta Leasing Receivables Corp. IV (a wholly owned subsidiary of Advanta Business Services Corp.), as of February 18, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Advanta Leasing Receivables Corp. IV as of February 18, 1998, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, PA


February 20, 1998

                      ADVANTA LEASING RECEIVABLES CORP. IV



                       BALANCE SHEET -- FEBRUARY 18, 1998



                                       ASSET
Cash................................................................................   $1,000
                                                                                       ======
                                STOCKHOLDER'S EQUITY
SHAREHOLDER'S EQUITY:
  Common stock (authorized 1,000 shares, $.01 par value, issued and outstanding
     1,000 shares)..................................................................       10
  Additional paid-in capital........................................................      990
                                                                                       ------
          Total liabilities and shareholder's equity................................   $1,000
                                                                                       ======



         The accompanying notes are an integral part of this statement.

                      ADVANTA LEASING RECEIVABLES CORP. IV



                         NOTES TO FINANCIAL STATEMENTS



                               FEBRUARY 18, 1998



1.  NATURE OF OPERATIONS:



     Advanta Leasing Receivables Corp. IV (the Company), a wholly owned subsidiary of Advanta Business Services Corp. (ABSC), was incorporated in the State of Nevada on February 18, 1998. The Company has been inactive since that date.



     The Company was organized to engage exclusively in the following business and financial activities: to acquire equipment described in certain equipment leases and to purchase equipment leases and lease receivables (collectively lease receivables) from ABSC and any of its affiliates; to issue and sell notes collaterized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Nevada law.



2.  CAPITAL CONTRIBUTION:



     ABSC purchased 1,000 shares of the common stock of the Company for $1,000 on February 18, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of


Advanta Leasing Receivables Corp. V:



     We have audited the accompanying balance sheet of Advanta Leasing Receivables Corp. V (a wholly owned subsidiary of Advanta Business Services Corp.), as of February 18, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Advanta Leasing Receivables Corp. V as of February 18, 1998, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, PA


February 20, 1998

                      ADVANTA LEASING RECEIVABLES CORP. V



                       BALANCE SHEET -- FEBRUARY 18, 1998



ASSET
Cash................................................................................  $1,000
                                                                                      ======

STOCKHOLDER'S EQUITY
SHAREHOLDER'S EQUITY:
  Common stock (authorized 1,000 shares, $.01 par value, issued and outstanding
     1,000 shares)..................................................................      10
  Additional paid-in capital........................................................     990
                                                                                      ------
          Total liabilities and shareholder's equity................................  $1,000
                                                                                      ======



         The accompanying notes are an integral part of this statement.

                      ADVANTA LEASING RECEIVABLES CORP. V



                         NOTES TO FINANCIAL STATEMENTS:



                               February 18, 1998



1. NATURE OF OPERATIONS:



     Advanta Leasing Receivables Corp. V (the "Company"), a wholly owned subsidiary of Advanta Business Services Corp. ("ABSC"), was incorporated in the State of Nevada on February 18, 1998. The Company has been inactive since that date.



     The Company was organized to engage exclusively in the following business and financial activities: to acquire equipment described in certain equipment leases and to purchase equipment leases and lease receivables (collectively lease receivables) from ABSC and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Nevada law.



2. CAPITAL CONTRIBUTION:



     ABSC purchased 1,000 shares of the common stock of the Company for $1,000 on February 18, 1998.

======================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ORIGINATOR, THE SERVICER OR THE ISSUERS OR ANY AFFILIATE THEREOF OR THE TRUST ESTATE SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary of Terms.......................   1
Material Risks.........................  20
The Issuers............................  23
Management's Discussion and Analysis of
  Financial Condition..................  23
Directors and Executive Officers of the
  Issuers..............................  24
Use of Proceeds........................  25
The Trustee............................  25
The Trust Estate.......................  25
Advanta Business Services Corp.
  Underwriting, Originating and
  Servicing Practices..................  27
Description of the Notes...............  34
Prepayment and Yield Considerations....  51
Certain Legal Matters Affecting the
  Receivables..........................  54
Material Federal Income Tax
  Considerations.......................  55
ERISA Considerations...................  58
Underwriting...........................  59
Ratings of the Offered Notes...........  60
Experts................................  60
Certain Legal Matters..................  60
Book-Entry Registration................ A-1
Advanta Leasing Receivables Corp. IV (a
  wholly owned subsidiary of Advanta
  Business Services Corp.) Balance
  Sheet February   , 1998.............. C-1
Advanta Leasing Receivables Corp. V (a
  wholly owned subsidiary of Advanta
  Business Services Corp.) Balance
  Sheet February   , 1998.............. F-1


     Until, (90 days after the date of this Prospectus, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

======================================================
======================================================

                              $
                             EQUIPMENT RECEIVABLES
                              ASSET-BACKED NOTES,
                                 SERIES 1998-1

                                ADVANTA BUSINESS
                                 SERVICES CORP.
                                   ORIGINATOR
                        $              % CLASS A-1 NOTES
                        $              % CLASS A-2 NOTES
                        $              % CLASS A-3 NOTES
                        $              % CLASS A-4 NOTES
                        $              % CLASS B NOTES
                        $              % CLASS C NOTES
                                  ------------

                                   PROSPECTUS
                               FEBRUARY   , 1998
                                  ------------

                              SALOMON SMITH BARNEY


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.


        SEC Filing Fee..................................................  $109,090.80
        Trustee's Fees and Expenses*....................................            *
        Legal Fees and Expenses*........................................      212,500
        Accounting Fees and Expenses*...................................       30,000
        Printing and Engraving Expenses*................................       35,000
        Blue Sky Qualification and Legal Investment Fees and
          Expenses*.....................................................       10,000
        Rating Agency Fees*.............................................       40,000
        Miscellaneous*..................................................      200,000
                                                                             --------
                  TOTAL.................................................  $         *
                                                                             ========


---------------

* To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.


     Article Seventh of the By-laws of Advanta Leasing Receivables Corp. IV provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.



     Article Seventh of the By-laws of Advanta Leasing Receivables Corp. V provides that all officers and directors of the corporation shall be indemnified by the Corporation from and against all expenses, liabilities or other matters arising out of the status as an officer or director of, their acts, omissions or services rendered in such capacities.



     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provide that Advanta Business Services Corp., Advanta Leasing Receivables Corp. IV and Advanta Leasing Receivables Corp. V will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Advanta Business Services Corp., Advanta Leasing Receivables Corp. IV and Advanta Leasing Receivables Corp. V with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.


     Insurance. As permitted under the laws which govern the organization of Advanta Business Services Corp., it's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16. EXHIBITS.



EXHIBIT                                 DESCRIPTION OF DOCUMENTS
-------   ------------------------------------------------------------------------------------
 1.1*     Form of Underwriting Agreement.
 3.1.1*   Certificate of Incorporation of Advanta Leasing Receivables Corp. IV
 3.1.2*   Certificate of Incorporation of Advanta Leasing Receivables Corp. V
 3.2.1*   By-Laws of Advanta Leasing Receivables Corp. IV
 3.2.2*   By-Laws of Advanta Leasing Receivables Corp. V
 4.1      Master Business Receivables Asset-Backed Financing Facility Agreement.
 4.2*     Form of Supplement to Master Facility Agreement.
 4.3      Master Contribution Agreement.
 4.4      Form of Supplement to Master Contribution Agreement.
 4.5*     Form of Sale and Assignment Agreement.
 5.1      Opinion of Dewey Ballantine LLP with respect to validity.
 8.1      Opinion of Dewey Ballantine LLP with respect to tax matters.
23.1      Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.
23.2*     Consent of Independent Public Accountants.
25.1*     Form T-1.



---------------


* Filed herewith.



ITEM 17. UNDERTAKINGS.



     A. Undertaking in respect of indemnification


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described above in Item 15, or otherwise, the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     B. Undertaking pursuant to Rule 430A. The Registrant hereby undertakes:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Undertaking pursuant to Item 512(b) of Regulation S-K.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Undertaking pursuant to Item 512(d) of Regulation S-K.

     The undersigned registrant hereby undertakes, with respect to Securities offered through competitive bids, (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at the time meets the requirements of Section 10(a) of the Act, and relating to the securities offered a competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on February 17, 1998.



                                        ADVANTA LEASING RECEIVABLES CORP. IV


                                        By:     /s/ CHARLES H. PODOWSKI
                                           -------------------------------------
                                                    Charles H. Podowski
                                                         Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Podowski, Cole Silver and Edward Millman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for an in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 17, 1998 by the following persons in the capacities indicated.


                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

/s/ JANICE C. GEORGE                            Director
---------------------------------------------
Janice C. George

/s/ FRANCIS B. JACOBS, II                       Director
---------------------------------------------
Francis B. Jacobs, II

/s/ EDWARD E. MILLMAN                           Director and Principal Executive Officer
---------------------------------------------
Edward E. Millman

/s/ SUSAN MCVEIGH                               Director and Principal Accounting Officer
---------------------------------------------
Susan McVeigh

/s/ CHARLES H. PODOWSKI                         Director
---------------------------------------------
Charles H. Podowski

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on February 17, 1998.



                                          ADVANTA LEASING RECEIVABLES CORP. V


                                          By:    /s/ CHARLES H. PODOWSKI
                                            ------------------------------------
                                                    Charles H. Podowski
                                                          Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Podowski, Cole Silver and Edward Millman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 17, 1998 by the following persons in the capacities indicated.


                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

            /s/ JANICE C. GEORGE                Director, Vice President and Assistant
---------------------------------------------   Secretary
              Janice C. George

          /s/ FRANCIS B. JACOBS, II             Director
---------------------------------------------
            Francis B. Jacobs, II

            /s/ EDWARD E. MILLMAN               Director and Principal Executive Officer
---------------------------------------------
              Edward E. Millman

              /s/ SUSAN MCVEIGH                 Director and Principal Accounting Officer
---------------------------------------------
                Susan McVeigh

           /s/ CHARLES H. PODOWSKI              Director
---------------------------------------------
             Charles H. Podowski